UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Watson Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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March 31, 2009

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Watson Pharmaceuticals, Inc. The meeting will be held at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California on May 8, 2009 at 9:00 a.m. local time.

The Secretary’s Notice of Meeting and the proxy statement, which follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the company.

We appreciate your continued interest and support as a Watson Pharmaceuticals, Inc. stockholder. We hope that you will be able to attend the meeting in person and we look forward to seeing you. For your convenience, we are also offering a webcast of the meeting. The webcast will be available by accessing www.watson.com shortly before the meeting time. You may also listen to a replay of the webcast on our website for thirty days after the end of the meeting.

Whether or not you plan to attend the annual meeting, please vote your shares: (i) by calling the toll-free telephone number on your proxy card, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible.

Sincerely,

Paul M. Bisaro
President and Chief Executive Officer

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880

2009 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2009

Notice of Annual Meeting of Stockholders:

You are hereby notified that the 2009 Annual Meeting of Stockholders (the “Meeting”) of Watson Pharmaceuticals, Inc. (the “Company”) will be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time, on May 8, 2009, for the following purposes:

1. To elect Ronald R. Taylor, Andrew L. Turner and Jack Michelson to hold office until the 2012 Annual Meeting or until each of their respective successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on March 20, 2009 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Your attention is directed to the attached proxy statement for more complete information regarding the matters to be acted upon at the Meeting.

Whether or not you plan to attend the annual meeting, please vote your shares: (i) by calling the toll-free telephone number on your proxy card, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible.

By Order of the Board of Directors

David A. Buchen,
Secretary

Corona, California
March 31, 2009

i

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880

2009 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2009

PROXY STATEMENT

GENERAL

This proxy statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. (“Watson,” “we,” “us” and “our”) in connection with the solicitation of proxies by our Board of Directors for use at the 2009 Annual Meeting of Stockholders (the “Meeting”) to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California at 9:00 a.m. local time on May 8, 2009 for the purposes set forth in the accompanying Notice of Annual Stockholders’ Meeting. This proxy statement, the enclosed form of proxy, and our 2008 Annual Report to Stockholders are being mailed to stockholders on or about April 3, 2009.

Stockholders of record at the close of business on March 20, 2009 (the “record date”) are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 105,324,586 shares of our common stock, par value $0.0033 per share. In deciding all questions, each holder of common stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2009.

This proxy statement and our 2008 annual report to stockholders and the means to vote by Internet are available on our website at www.watson.com/proxy and at www.proxyvote.com. Our website also contains the following documents: the notice of the annual meeting, this proxy statement and proxy card sample, and the 2008 Annual Report to Stockholders. You are encouraged to review all of the important information contained in the proxy materials before voting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Voting by Proxy or in Person

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to us, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. You may also vote by attending the annual meeting and voting in person.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee that accompany this proxy statement. If you hold your shares in “street name,” you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the annual meeting.

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the annual meeting in person. You should vote your proxy even if you plan to attend the annual meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

Voting by Internet or Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communications Solutions, Inc. (“Broadridge”) (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 7, 2009. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy in the self-addressed postage paid envelope provided.

Revocation of Proxy

A stockholder of record may revoke his or her proxy in one of four ways at any time before the proxy is voted at the Meeting.

1. The stockholder may send a notice in writing, with a date later than the date of the proxy, to our Secretary revoking the proxy.

2. The stockholder may attend the Meeting and vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

3. The stockholder may execute a proxy, relating to the same shares, with a later date and deliver it to our Secretary before the voting at the Meeting.

4. The stockholder may submit another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed).

Any such notices and new proxies that are sent by mail should be sent to Watson Pharmaceuticals, Inc., Corporate Secretary, 311 Bonnie Circle, Corona, California 92880.

Persons who hold their shares through a bank, brokerage firm or other nominee, may revoke their proxy by following the requirements of their bank or broker, or may vote in person at the Meeting by obtaining a legal proxy from their bank or broker.

Solicitation of Proxies

All expenses incurred in the solicitation of proxies will be borne by us. In addition to the use of the mail, proxies may be solicited on our behalf by our directors, officers and employees, who will receive no additional consideration for such services. Brokers, custodians, nominees and other stockholders of record will forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, we, upon the request of the stockholders of record, will reimburse brokers, custodians and nominees for their reasonable expenses.

Quorum and Voting

At the close of business on March 20, 2009, 105,324,586 shares of our common stock were outstanding and entitled to vote. Votes cast by proxy (including through the Internet or by telephone) or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of our common stock outstanding and entitled to vote at a meeting of stockholders is necessary in order to constitute a quorum for the conduct of business at the Meeting.

Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters which the New York Stock Exchange (the “NYSE”) determines to be “non-routine,” without specific instructions from the beneficial owner. If a proxy is received but marked abstention or if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not been instructed on how to vote (i.e. “broker non-votes”), those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. The election of directors and ratification of accountants are generally considered to be routine proposals.

A properly executed proxy that is received before the polls are closed at the Meeting and that is not revoked will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted:

•	FOR the election of Ronald R. Taylor, Andrew L. Turner and Jack Michelson as our directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. However, if other proper matters are presented at the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The enclosed proxy gives each of Paul M. Bisaro and David A. Buchen discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

“Householding”

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and prefer to receive separate copies of our proxy materials, please mail your request to Watson Pharmaceuticals, Inc., Investor Relations, 311 Bonnie Circle, Corona, California 92880.

Information on Our Website

Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated into this proxy statement by reference.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact our investor relations department at 1-951-493-5563 or info@watson.com or write to: Investor Relations, at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 92880.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Under our bylaws, the Board of Directors must consist of between seven and fifteen directors, with the exact number determined by the Board of Directors. The Board of Directors has set the current number of authorized directors at nine. Our articles of incorporation provide that the Board of Directors will be divided into three classes. One class is elected each year for a three-year term, expiring at our annual meeting of stockholders. At the Meeting, three directors, who will comprise the Class II directors, are to be elected to serve until the 2012 annual meeting or until their successors are duly elected and qualified. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Ronald R. Taylor, Andrew L. Turner and Jack Michelson, each of whom was elected by the stockholders to their present term, for re-election as Class II directors.

Dr. Allen Chao, Ph.D., our co-founder and former Chief Executive Officer, retired as a director and Chairman of our Board of Directors on May 12, 2008, in order to pursue other business activities. Our Board of Directors appointed one of our existing directors, Mr. Turner, to succeed Dr. Chao as a non-executive Chairman of the Board. The Board of Directors decided not to fill Dr. Chao’s vacant board position and reduced the number of authorized directors from ten to nine. Also, with the consent of the Board of Directors, Paul M. Bisaro voluntarily moved himself from Class I to Class III, where Dr. Chao formerly served, in order to balance the class sizes as evenly as possible.

Our Class III directors, Paul M. Bisaro, Michel J. Feldman and Fred G. Weiss, are scheduled to serve as directors until the 2010 Annual Meeting. Our Class I directors, Michael J. Fedida, Albert F. Hummel and Catherine M. Klema, are scheduled to serve as directors until the 2011 Annual Meeting. There are no vacant positions on the Board of Directors.

Information about the nominees for director and our directors whose term of office will continue after the Meeting is set forth in the following paragraphs and is based on information provided to us as of March 2, 2009.

Class II Director Nominees for Election at the Meeting:

Jack Michelson	Director since 2002

Jack Michelson, age 74, was our consultant from February 2001 to June 2003. Mr. Michelson served for twenty-four years as an officer of G.D. Searle & Co., a pharmaceutical company, as the Corporate Vice President and President, Technical Operations from 1993 to 2001; Senior Vice President of Technical Operations from 1981 to 1993; and Vice President of Production and Engineering from 1977 to 1981.

Ronald R. Taylor	Director since 1994

Ronald R. Taylor, age 61, has been President of Tamarack Bay, LLC, a private consulting firm, since 2001. Mr. Taylor has been a director of Red Lion Hotels Corporation, a hotel operating company, since 1998 and a director of ResMed Inc., a medical device manufacturer, since 2005. Mr. Taylor was a limited partner of Enterprise Partners Venture Capital (“Enterprise”), a venture capital firm, from April 2001 until September 2002, and was formerly a general partner of Enterprise from April 1998 to March 2001. Mr. Taylor is a limited partner of several Enterprise funds. Mr. Taylor was also a consultant to Cardinal Health, Inc., a provider of healthcare products and services, from May 1996 to May 2002.

Andrew L. Turner	Director since 1997

Andrew L. Turner, age 62, was appointed as the Chairman of our Board in May 2008. He also serves as Chairman of the Board of EnduraCare Therapy Management, Inc. (formerly known as EnduraCare, LLC), a provider of rehabilitation and therapy management services founded by Mr. Turner in 2000. Mr. Turner has also been a director of The Sports Club Company, Inc., an upscale workout company, since September 1994. Mr. Turner has been a director of Streamline Health Solutions, a provider of software for document solutions in hospitals, since 2007.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Required Vote for Election of Directors

At this year’s annual meeting, directors will be elected by a favorable vote of a plurality of the shares of our common stock present and entitled to vote, in person or by proxy, at the Meeting. Thus, the three nominees receiving the largest number of votes will be elected. Accordingly, abstentions will not affect the outcome of the election of directors. In addition, the election of directors is a matter on which a broker or other nominee generally has discretionary voting authority, and thus broker non-votes are not expected to result from this proposal. Proxies cannot be voted for a greater number of persons or different persons than the nominees named. Beginning with next year’s annual meeting, persons nominated to serve on our Board of Directors in an uncontested election must receive a greater number of votes cast “FOR” than votes cast “AGAINST” in order to be elected, or re-elected, to the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of Ronald R. Taylor, Andrew L. Turner and Jack Michelson.

Class III Directors whose Terms Expire at the 2010 Meeting:

Paul M. Bisaro	Director since 2007

Paul M. Bisaro, age 48, has served as our President and Chief Executive Officer and on our Board of Directors since 2007. Prior to joining us, Mr. Bisaro was President and Chief Operating Officer of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (“Barr”), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr and from 1997 to 1999 served in various additional capacities including Senior Vice President — Strategic Business Development of Barr. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro received his undergraduate degree in General Studies from the University of Michigan in 1983 and a Juris Doctor from Catholic University of America in Washington, D.C. in 1989.

Michel J. Feldman	Director since 1985

Michel J. Feldman, age 66, is a member of the law firm of Seyfarth Shaw LLP, where he has practiced since October 2003. Previously, Mr. Feldman was a member of the law firm of D’Ancona & Pflaum LLC, where he practiced from June 1991 to October 2003. Effective October 2003, D’Ancona & Pflaum LLC merged with Seyfarth Shaw LLP. From time to time in the past, Seyfarth Shaw LLP provided legal services to us. Mr. Feldman also served as our Secretary from 1995 to 1998 and Acting Secretary and Interim General Counsel from May 2002 to November 2002.

Fred G. Weiss	Director since 2000

Fred G. Weiss, age 67, has been the managing director of FGW Associates, Inc., a consulting firm, since 1997. Mr. Weiss served as Vice President, Planning, Investment and Development of Warner-Lambert from 1983 to 1996 and prior to that served as Vice President and Treasurer of Warner-Lambert from 1979 to 1983, where he was involved in both strategic planning and corporate development. Mr. Weiss is also an Independent Vice-Chairman of the Board and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds. Additionally, Mr. Weiss has been a Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000.

Class I Director whose Terms Expire at the 2011 Meeting:

Michael J. Fedida	Director since 1995

Michael J. Fedida, age 62, a registered pharmacist, has served for the past twenty-seven years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J Saint

Michael’s Pharmacy from 2005 to present; J&J Pharmacy and Classic Pharmacy from 1987 to present; Perfect Pharmacy from 1980 to 2000; and Phoster Pharmacy from 1985 to 2000. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. (“Circa”) , from 1988 to 1995, at which time Circa was acquired by us. Mr. Fedida was a Director of Bradley Pharmaceuticals, Inc., a specialty pharmaceutical company, from April 2004 to February 21, 2008.

Albert F. Hummel	Director since 1986

Albert F. Hummel, age 64, has been our director since March 1986, except for a period from July 1991 to October 1991. Mr. Hummel has been President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 1998. Since November 2005, Mr. Hummel has been a director for Obagi Medical Products, Inc., a specialty pharmaceutical company focused on the aesthetic and therapeutic skin health markets. Additionally, Mr. Hummel served as a partner in Affordable Residential Communities, a property management firm, from January 1994 through March 2006.

Catherine M. Klema	Director since 2004

Catherine M. Klema, age 50, is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. While at SG Cowen, Ms. Klema had advised us on investment banking matters. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema has been a director of Pharmaceutical Product Development, Inc., a global contract research organization, since 2000.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address the make-up and functioning of the Board of Directors and its committees, which include determining director independence, criteria for Board membership, and authority to retain independent advisors.

Our Board of Directors has also adopted a Code of Conduct which applies to all of our Board members and all of our officers and employees. The code sets forth and summarizes certain of our policies related to legal compliance and honest and ethical business practices. The code is intended to comply with the standards set forth in Section 303A.10 of the NYSE’s Listed Company Manual and SEC rules and regulations. Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, will be promptly posted on our website at http://www.watson.com.

You can find links to our Corporate Governance Guidelines and our Code of Conduct under the Investors section of our website at http://www.watson.com. Copies of these materials are available to stockholders without charge upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

Director Independence

On an annual basis our Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Watson. To assist in making this determination, the Board has adopted independence guidelines which are designed to conform to, or be more exacting than, the independence requirements set forth in the listing standards of the NYSE. You may find these guidelines on our website at www.watson.com. In addition to applying these guidelines, the Board considers any and all additional relevant facts and circumstances in making an independence determination.

Our Board has determined that at least a majority of its directors has no direct or indirect material relationship with us (other than as our director) and such directors are independent within the meaning of the independence standards promulgated by the SEC and the NYSE. Specifically, on March 5, 2009, the Board determined, based on our Director Independence Standards and the NYSE standards for independence, that Michael Fedida, Michel Feldman, Albert Hummel, Catherine Klema, Jack Michelson, Ronald Taylor, Andrew Turner and Fred Weiss, or eight out of our nine directors, have no relationship with us that would interfere with the exercise of independent judgment and are independent directors. Mr. Bisaro was determined to be not independent, because he is our President and Chief Executive Officer.

The relationships and transactions reviewed by the Board included the following:

(i) Mr. Fedida’s ownership of pharmacies that from time to time purchase pharmaceuticals from Anda, Inc., one of our subsidiaries, that is a wholesaler distributor,

(ii) Mr. Feldman’s partnership with Seyfarth Shaw LLP, a law firm which has provided services for us in the past,

(iii) Ms. Klema’s directorship with Pharmaceutical Product Development, Inc., a contract research organization that has provided services for us in the past, and

(iv) Mr. Taylor’s directorship of 3e Company, a privately-held compliance information services company that has provided services for us in the past.

The Board has determined that these transactions were made in the ordinary course, were below the thresholds set forth in our director independence standards and did not affect the independence of the directors involved.

BOARD OF DIRECTORS AND COMMITTEES

Executive Sessions

We schedule regular executive sessions in which non-management directors meet without management participation. The Chairman of the Nominating and Corporate Governance Committee presides at these meetings.

Communications with the Board of Directors

Any interested party, including any stockholder, wishing to contact the Board of Directors, the presiding director of the non-management director meetings, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee
c/o Corporate Secretary
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its committees, or that the Corporate Secretary otherwise determines requires Board attention.

Director Nomination Process

The Nominating and Corporate Governance Committee considers director candidates from diverse sources, including suggestions from stockholders. From time to time, the Nominating and Corporate Governance Committee may engage a third party for a fee to assist in identifying potential director candidates. The Nominating and Corporate Governance Committee looks for candidates who (a) bring not only direct experience, but also a variety of experience and background, both professionally and personally, (b) will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, and (c) have a reputation for integrity and satisfy the independence requirements of the NYSE, our Director Independence Standards and applicable law. The Nominating and Corporate Governance Committee’s goal is to have a diverse, balanced and engaged board whose members possess the skills and background necessary to maximize stockholder value in a manner consistent with all legal requirements and the highest ethical standards. The Nominating and Corporate Governance Committee’s Charter and our Corporate Governance Guidelines, which are published on our website at http://www.watson.com under the Investors section, set forth in further detail the criteria that guide the Committee in assessing potential candidates for the Board of Directors.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s contributions to the Board and the Committees on which such person serves, participation in and attendance at meetings, and any changes in employment status, health, community activity or other factors that may affect the director’s continuing contributions to the Board. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee initially evaluates a candidate for nomination to the Board based on information supplied by the party recommending the candidate and any additional public information that may be available. If the initial evaluation is favorable, the Nominating and Corporate Governance Committee gathers additional information on the candidate’s qualifications, availability, probable level of interest and any potential conflicts of interest. If the subsequent evaluation is also favorable, the Nominating and Corporate Governance Committee contacts the candidate directly to better determine each party’s level of interest in pursuing the candidacy and checks the candidate’s references. If, after discussions and meetings, the candidate and the Nominating and Corporate Governance Committee establish a mutual interest in pursuing the candidacy, the Committee makes a final recommendation to the Board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable). The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly submitted by stockholders and will consider stockholder recommendations of candidates on the same basis as it considers all other candidates.

Stockholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California 92880. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in the Charter of our Nominating and Corporate Governance Committee and in our Corporate Governance Guidelines.

Board Meetings

During the fiscal year ended December 31, 2008, the Board of Directors held seven meetings and executed two unanimous written consents in lieu of meetings. Each director attended at least 75% of the combined total of (i) all Board of Directors and (ii) all meetings of Committees of which the director was a member. We do not have a policy with regard to board members’ attendance at annual meetings. All members of the Board attended our 2008 Annual Meeting of Stockholders.

Committees

The Board of Directors has created four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory Compliance Committee. The Board of Directors has adopted a charter for each of the four committees. The charters for each committee and other materials related to corporate governance are available under the Investors section of our website at http://www.watson.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, CA 92880.

The Audit Committee

We have an Audit Committee currently composed of Michel J. Feldman, Catherine M. Klema, Ronald R. Taylor and Fred G. Weiss. Mr. Feldman was appointed to the Audit Committee in May 2008 to succeed Andrew L. Turner, who became the Chairman of our Board at that time. All other members of the Audit Committee served as such throughout fiscal year 2008. Mr. Weiss serves as the Chairman of the Audit Committee. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent” and meet the audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3. The Board of Directors has determined that all of the current members of the Audit Committee qualify as “audit committee financial experts” within the meaning of the SEC rules, and are financially literate as required under the NYSE listing standards. The functions of the Audit Committee and its activities during fiscal 2008 are described below under the heading “Report of the Audit Committee.” The Audit Committee is directly responsible for the engagement, compensation and oversight of the work of PricewaterhouseCoopers LLP (including resolution of disagreements between management and PricewaterhouseCoopers LLP regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. During the fiscal year ended December 31, 2008, the Audit Committee met six times.

The Board of Directors and Audit Committee will take appropriate action, including reviewing and reassessing the adequacy of the Audit Committee charter annually and periodically, as appropriate, and as conditions dictate.

The Compensation Committee

We have a Compensation Committee composed of Catherine M. Klema, Ronald R. Taylor and Fred G. Weiss. Each were members of the Compensation Committee throughout fiscal year 2008. Mr. Taylor serves as the Chairman of the Compensation Committee. All of the members of the Compensation Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. Our Board has determined that all current Compensation Committee members qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“IRC”). The primary purpose of the Compensation Committee is to review, approve and evaluate director and senior executive compensation plans, policies and programs for us. The Compensation Committee has engaged Towers Perrin, an independent compensation consulting firm, to advise the Compensation Committee on an ongoing basis. Towers Perrin reports directly to the Compensation Committee and the Compensation Committee retains the right to terminate or replace the consultant at any time. Towers Perrin conducts an annual review of our total compensation program for our executive officers and advises the Compensation Committee on such compensation matters as requested by the Compensation Committee. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of our chief executive officer, are addressed in the Compensation Discussion and Analysis on page 10. The Compensation Committee met five times and executed four unanimous written consents in lieu of meetings during the fiscal year ended December 31, 2008.

The Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee currently composed of Catherine M. Klema, Ronald R. Taylor and Fred G. Weiss. Ms. Klema was appointed to the Nominating and Corporate

Governance Committee in May 2008 to succeed Andrew L. Turner, who became the Chairman of our Board at that time. All other members of the Nominating and Corporate Governance Committee served as such throughout fiscal year 2008. Since her appointment to the committee, Ms. Klema has served as the Chairperson, a position previously held by Mr. Turner. All of the members of the Nominating and Corporate Governance Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. The key functions of the Nominating and Corporate Governance Committee are to identify and present qualified candidates to the Board of Directors for election or re-election as directors of the Board and Board of Directors’ committees, ensure that the size and composition of the Board of Directors, its committees, and our Charter and Bylaws are structured in a way that best serves our practices and objectives, develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate, and oversee the evaluation of the Board of Directors and senior management. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2008.

The Regulatory Compliance Committee

We have a Regulatory Compliance Committee composed of Michael J. Fedida, Albert F. Hummel, Michel J. Feldman and Jack Michelson. Each were members of the Regulatory Compliance Committee throughout fiscal year 2008. Mr. Michelson serves as the Chairman of the Regulatory Compliance Committee. The primary purpose of the Regulatory Compliance Committee is to assist the Board of Directors with the Board’s oversight responsibilities regarding our compliance with applicable regulatory requirements related to product safety and quality and environmental, health and safety matters. The Regulatory Compliance Committee met three times during the fiscal year ended December 31, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (which we refer to in this Compensation Discussion and Analysis as the “Committee”) of our Board of Directors is responsible for establishing, implementing and continually monitoring our adherence with our compensation philosophy for our executive officers, including Paul M. Bisaro, our chief executive officer. The Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Throughout this proxy statement, references to our Named Executive Officers refer to Paul M. Bisaro, our President and Chief Executive Officer, Mark W. Durand, our Senior Vice President and Chief Financial Officer, Thomas R. Russillo, our Executive Vice President and President, Generic Division, David A. Buchen, our Senior Vice President, General Counsel and Secretary, Edward F. Heimers, our Executive Vice President, and President, Brand Division, and David C. Hsia, our former Senior Vice President, Scientific Affairs, who retired from that position on September 30, 2008.

Compensation Philosophy and Objectives

The Committee believes that its primary objectives with respect to Named Executive Officer compensation are to:

•	tie a significant portion of our Named Executive Officers’ total compensation to the achievement of measurable individual and corporate performance goals;

•	align our Named Executive Officers’ cash and equity incentives with company performance and provide equity incentives that focus our executives’ efforts on the creation of stockholder value; and

•	attract and retain the most talented and dedicated executives possible in a competitive labor market.

To these ends the Committee believes that the most effective executive compensation program is one that (i) links a significant portion of an executive’s total compensation to the achievement of specific individual and corporate performance goals, including annual and long-term strategic goals and (ii) provides such compensation in a mix of both cash and equity-based compensation such that our executives continue to have the creation of short- and long-term stockholder value as a primary objective. The Committee evaluates individual, departmental, segment and corporate performance to determine the proper mix of executive total compensation with the goal of setting executive total compensation at levels the Committee believes are competitive relative to the total compensation paid to similarly situated executives of our peer companies.

As a result of our compensation objectives outlined above we allocate a significant percentage of our total compensation to annual cash incentives and long-term equity incentives. We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee continually reviews many factors, as discussed more fully below, to determine the appropriate level and mix of incentive compensation.

Role of Executive Officers in Compensation Decisions

On an annual basis, in concert with our chief executive officer, our Named Executive Officers engage in a process whereby they each set individual, departmental and company-wide goals for the year to come. Following the completion of our fiscal year, our Named Executive Officers are formally required to assess whether these goals were achieved and set values to express the extent to which the Named Executive Officer believes his or her goals were met. Our chief executive officer reviews and discusses these self-assessments with each of our Named Executive Officers and, with the assistance of our human resources department, makes recommendations to the Committee concerning compensation of the Named Executive Officers. While the Committee considers these recommendations in determining base salaries, adjustments to base salaries, cash incentive awards and equity-based awards for our Named Executive Officers, it may modify any such recommendations in its discretion. Our Senior Vice President, Human Resources, also works closely with the Committee and management to ensure that the Committee is provided with appropriate information upon which to base its decisions and communicate those decisions to management for implementation.

Independent Compensation Advisor

The Committee has engaged Towers Perrin, an independent global professional services consulting firm, to advise the committee on matters related to chief executive officer and other executive compensation. In this capacity, Towers Perrin conducts an annual benchmark review of our compensation program for our Named Executive Officers and provides the Committee with relevant market data and structuring alternatives to consider when making compensation decisions.

Working with Towers Perrin, the Committee compares the elements of our total compensation program against programs provided for similarly situated executives at peer companies, as discussed more fully below. The Committee generally assesses the competitiveness of our total target and actual direct compensation (salary, bonus and equity) for our Named Executive Officers by comparing these amounts with the 50th percentile of total direct compensation paid to similarly situated executives of our peer companies.

In June 2008, Towers Perrin conducted a competitive pay assessment of the compensation of our Named Executive Officers other than Dr. Hsia using benchmarks from compensation data reported in the then-most recent proxy statements of the following twelve (12) peer group companies:

Allergan, Inc.	King Pharmaceutical, Inc.
APP Pharmaceuticals, Inc. (subsidiary of	Medicis Pharmaceutical Corp.
Fresenius Kabi Pharmaceuticals Holding, Inc.)	Mylan Laboratories Inc.
Barr Pharmaceuticals, Inc.	Par Pharmaceutical Companies, Inc. (“Par”)
Biovail Corporation	Perrigo Company
Forest Laboratories, Inc.	Valeant Pharmaceuticals International (“Valeant”)
Hospira, Inc.

Since the last assessment of compensation performed by Towers Perrin in June 2007, we added APP Pharmaceuticals, Inc., Hospira, Inc., and Par to our peer group based on our selection criteria of public companies competing primarily in the pharmaceutical sector that had between 50% and 200% of our revenue or our market capitalization at the time of the study. Except for Par and Valeant, the peer companies met either the revenue or market capitalization criteria. Par and Valeant fell below these criteria but our the Committee added Par to, and retained Valeant in, our peer group in order to get additional data points for comparison and because Towers Perrin and the Committee considered them to be very similar to us in terms of their business model, and in the case of Valeant, their geographic location. Excluding these two companies from our peer group would have generally resulted in no or a slight increase to the 50th percentile of the peer group for the all of the compensation factors discussed in the following discussion for our Named Executive Officers. The Committee does not rely exclusively on statistical compilations and may vary on a case-by-case basis from our compensation target objectives as dictated by the experience of the individual and market factors.

In assessing competitiveness, Towers Perrin generally considered if a Named Executive Officer’s compensation was within, above or below the range of competitive market practices. That range was defined as: (a) base salary within plus or minus 10% of the 50th percentile of the market, (b) target and actual total cash compensation within plus or minus 15% of the 50th percentile of the market, and (c) target and actual total direct compensation within plus or minus 20% of the 50th percentile of the market. Towers Perrin’s determinations made in the June 2008 study of compensation of our Named Executive Officers are indicated in the following table:

		Total Cash				Total Direct
	Base	Compensation(1)				Compensation(2)
Named Executive Officer and Title	Salary	Target		Actual		Target		Actual

Paul M. Bisaro	Within	Within	(3)	Below	(3)	Within	(4)	Below	(4)
President and Chief Executive Officer
Mark W. Durand	Within	Within			(5)	Below			(5)
Senior Vice President and Chief Financial Officer
Thomas R. Russillo	Above	Above		Above		Above		Above
Executive Vice President and President, Generic Division
David A. Buchen	Above	Within		Within		Within		Within
Senior Vice President, General Counsel and Secretary
Edward F. Heimers	Within	Within		Within		Within		Within
Executive Vice President, and President, Brand Division
David C. Hsia	(6)		(6)		(6)		(6)		(6)
former Senior Vice President, Scientific Affairs

(1)	Total Cash Compensation equals base salary plus annual cash incentive compensation.

(2)	Total Direct Compensation equals Total Cash Compensation plus the expected value of long-term incentive grants, including the expected value of stock options estimated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment,” as amended (“SFAS 123(R)”) as-reported values, restricted stock, and long-term performance plan awards.

(3)	Includes only the actual bonus paid to Mr. Bisaro of $330,000, which was prorated to reflect his service from his date of hire in September 2007 to the end of the year. All but one of the other members of Mr. Bisaro’s peer group received bonuses for the full year.

(4)	Excludes the value of a one-time option grant to purchase 400,000 shares of our common stock received by Mr. Bisaro when we hired him in 2007. Only one other chief executive officer in his peer group received a similar new-hire grant. As a result, Towers Perrin performed its assessment for Mr. Bisaro with and without the value of his grant. Both assessments included the value of the other chief executive officer’s new-hire grant because the value of that grant was not isolated from his other compensation in his company’s proxy filing, resulting in an increase to the 50th percentile for Total Direct Compensation for the peer group. Including the value of such grant, Mr. Bisaro’s target total direct compensation was slightly above the range of competitive market practices and his actual total direct compensation was within the range of competitive market practices.

(5)	Mr. Durand was hired on November 16, 2007 and was not eligible for a cash incentive award in 2007. As a result, a comparison of his Total Cash Compensation and Total Direct Compensation to the market would not be meaningful, and no such comparison was made or reviewed by the Committee.

(6)	Dr. Hsia was excluded from the scope of Towers Perrin’s June 2008 competitive pay assessment because data for Dr. Hsia’s peer group was unavailable.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for our Named Executive Officers were:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

A significant component of our Named Executive Officers’ compensation is base salary, which provides our Named Executive Officers with a degree of financial certainty and stability. In setting base salaries and determining merit increases for our Named Executive Officers the Committee takes into account a variety of factors, including:

•	level of responsibility;

•	individual and team performance;

•	internal review of the Named Executive Officer’s compensation, individually and relative to our other officers and executives with similar responsibilities in our peer group;

•	general levels of salaries and salary changes at peer group companies; and

•	our corporate financial results.

With regard to individual and team performance, the Committee relies to a large extent on our chief executive officer’s evaluation of each other Named Executive Officer’s individual performance. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to the salaries of our Named Executive Officers are based on the Committee’s and the chief executive officer’s assessment of the individual’s performance and market conditions.

After taking into consideration (a) the factors listed above, (b) the Towers Perrin competitive pay assessment from June 2008, (c) the recommendations from our chief executive officer in the case of the other Named Executive Officers, and (d) the portion of the year that Mr. Durand and Mr. Bisaro had worked with us, in 2008, the Committee did not change Mr. Bisaro’s base salary and increased Mr. Durand’s base salary by 3.3%, Mr. Russillo’s base salary by 4%, Mr. Buchen’s base salary by 4%, Mr. Heimers’ base salary by 4.8%, and Dr. Hsia’s base salary by 4.0%.

Annual Cash Incentive Awards

The purpose of our annual cash incentive program is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of measurable annual individual, departmental, business and strategic objectives and corporate and segment financial goals. These cash incentives are intended to link a substantial portion of executive compensation to our performance and provide executive officers with a competitive level of compensation if they achieve their objectives.

Each year, the Committee adopts guidelines pursuant to which it calculates the annual cash incentive awards available to our Named Executive Officers, subject to the Committee’s oversight and modification. The Committee believes that our annual incentive program provides our Named Executive Officers with a team incentive to both enhance our financial performance and perform at the highest level. The terms of these programs are not contained in a formal written plan.

Annual Cash Incentive Awards for our Chief Executive Officer.

The Committee met on February 25, 2008 to discuss the annual cash incentive program for Mr. Bisaro for fiscal year 2008. At this meeting, the Committee reviewed the then-most recent Towers Perrin competitive pay assessment for its chief executive officer from February 2007, which is described in our proxy from the prior year, noting that the average bonus payment for chief executive officers in that assessment was approximately 104% of their base salary. The Committee also considered our historical and projected revenues and Adjusted EBITDA relative to the appropriate cash incentives for Mr. Bisaro to achieve those projections.

Based on the factors above, the Committee adopted an annual cash incentive program on February 25, 2008 pursuant to which Mr. Bisaro was eligible to receive a cash bonus of up to 100% of his then current salary. Up to 70% of Mr. Bisaro’s award was based upon our financial performance in 2008 as measured by Adjusted EBITDA, and up 30% of Mr. Bisaro’s award was at the discretion of the Committee, taking into account Mr. Bisaro’s success in 2008 in:

•	setting and implementing strategies to develop and grow the our Generic, Brand and Distribution business segments;

•	implementing our global supply chain cost improvement initiatives, including the integration of our offshore operations;

•	improving our quality systems and procedures; and

•	identifying and retaining key executives, recruiting key executives and developing succession plans for our senior leaders.

The Committee also considered other relevant factors in its sole discretion in making awards under the program.

The Committee met on March 5, 2009 to evaluate Mr. Bisaro’s performance under the measures above. Based on our actual Adjusted EBITDA for 2008 of $567.1 million and the Committee’s evaluation of Mr. Bisaro’s achievement of the goals above, the Committee determined that a cash incentive of $997,200 would be awarded to Mr. Bisaro for performance in 2008.

Also at the March 5, 2009 meeting, the Committee approved the annual cash incentive program for Mr. Bisaro for fiscal year 2009. That program is materially the same as his cash incentive program for 2008, other than changes to the Adjusted EBITDA targets for 2009 to be consistent with changes in company-wide targets, and the addition of a fifth goal to determine his discretionary bonus component which takes into account the success in 2009 of new business strategies both globally and in biologics. The Committee will determine whether, and to what extent, a bonus will be paid to Mr. Bisaro for fiscal year 2009 after the end of 2009.

Annual Cash Incentive Awards for our other Named Executive Officers.

The Committee met on January 28, 2008 and February 25, 2008 to discuss the annual cash incentive program for each of our Named Executive Officers, other than our chief executive officer, for fiscal year 2008. At these meetings, the Committee reviewed the then-most recent Towers Perrin competitive pay assessment for its Named Executive Officers (other than the chief executive officer) from July 2007, which is described in our proxy from the prior year, noting that the target total cash compensation for three of these four Named Executive Officers was below the range of competitive market practices. The Committee also considered that Mr. Durand’s employment contract requires that his target bonus opportunity be not less than 50% of his base salary. Based on this review, the Committee decided to increase the annual cash bonus target for each of our Named Executive Officers, other than our chief executive officer, as a percentage of his base salary by five percentage points. The resulting target bonus percentages were: 55% for Mr. Durand; 70% for Mr. Russillo; 50% for Mr. Buchen; 50% for Mr. Heimers; and 40% for Dr. Hsia.

The bonus actually paid to these Named Executive Officers could have ranged from 0% to 150% of his target bonus, depending to varying degrees on (i) our financial performance in 2008 as measured by Adjusted EBITDA, which we refer to as “Corporate Financial Performance,” (ii) the contribution of the Named Executive Officer’s business segment to our performance (where applicable), which we refer to as “Segment Contribution,” and (iii) the evaluation of the Named Executive Officer and his or her department during 2008 as determined by our chief executive officer based on the executive’s and his department’s achievements during 2008, which we refer to as “Individual and Department Performance.” For 2008, the above factors were applied as follows in determining the annual cash incentive award due to each of our Named Executive Officers:

	Corporate Financial	Segment	Individual and
Named Executive Officer and Title	Performance	Contribution	Department Performance

Mark W. Durand	60%	0%	40%
Senior Vice President and Chief Financial Officer
Thomas R. Russillo	40%	40%	20%
Executive Vice President and President, Generic Division
David A. Buchen	60%	0%	40%
Senior Vice President, General Counsel and Secretary
Edward F. Heimers	40%	40%	20%
Executive Vice President, and President, Brand Division
David C. Hsia	60%	0%	40%
former Senior Vice President, Scientific Affairs

Corporate Financial Performance.  The Committee measures Corporate Financial Performance through Adjusted EBITDA, which it believes is the best indicator of such performance. The Committee used a performance grid that established various Adjusted EBITDA milestones necessary for full or partial funding of the annual incentive award for Corporate Financial Performance which is summarized in the table below.

	Adjusted EBITDA
Scenario Name	Milestone	Resulting Funding

Threshold Funding	$454.6 million	50%
Target Funding	$568.2 million	100%
Maximum Funding	$750.0 million	150%
2007 Actual Adjusted EBITDA	$545.4 million	92.9%
2008 Actual Adjusted EBITDA	$567.1 million	99.6%

Between threshold and maximum funding were intermediate levels of funding that were generally proportionate to corresponding Adjusted EBITDA milestones. For the purpose of measuring Corporate Financial Performance, “Adjusted EBITDA” meant our earnings before interest, taxes, depreciation and amortization, adjusted for share-based compensation, acquisition or licensing related charges, restructuring charges, litigation charges, charges associated with our global supply chain initiative, non-cash charges, gains or losses on debt repurchase, gains or losses on sales of operating assets or securities and such other special items as determined at the discretion of our Board of Directors. A reconciliation of Adjusted EBITDA to net income can be found on our Current Report on Form 8-K filed with the SEC on February 19, 2009.

Segment Contribution.  The Adjusted Contribution to our overall corporate financial performance by our Generic, Brand and Distribution business segments is given significant weight in determining the overall cash incentive award available to members of these business segments, including Messrs. Russillo and Heimers. This weighting recognizes that each business segment has its own measures of performance and achievement that may differ from overall corporate measures or from the measures used by our other segments. The Committee believes that using these relative measures of performance is key to specifically rewarding the performance of our executives in these segments. For the purpose of measuring Segment Contribution, “Adjusted Contribution” meant a business segment’s contribution as reported in our filings with the SEC adjusted for any reconciling item of the relevant segment that was excluded in determining Adjusted EBITDA. In determining the portion of a Named Executive Officer’s annual incentive award attributable to Adjusted Contribution, the Committee uses a performance grid that establishes threshold, target and maximum contribution levels for each of our business segments, like the performance grid used to measure Corporate Financial Performance. Target Adjusted Contribution levels in 2008 were set above actual Adjusted Contribution in fiscal 2007 for each of Messrs. Russillo and Heimers and required sustained, high-level performance by them. Actual Adjusted Contribution in 2008 for the Generic and Brand business segments resulted in a 92.9% payout level for Mr. Russillo and a 101.0% payout level for Mr. Heimers, respectively.

Individual and Departmental Performance.  The Committee also recognizes that Individual and Departmental Performance are key elements to consider in determining the overall cash incentive award available to an executive. To this end, our chief executive officer reviews the performance of each of our executive officers and, with the assistance of our human resources department, makes recommendations to the Committee concerning compensation of the Named Executive Officers. While the Committee considers these recommendations in determining annual cash incentive awards, it may modify any such recommendations in its discretion.

Using the three factors above, calculations of the cash incentive awards and the recommendation of our chief executive officer are submitted to the Committee for consideration and approval. The total amount of cash bonus payable to a Named Executive Officer may be further adjusted up or down by up to twenty five percent (25%) at the discretion of the Committee. The Committee did not exercise this discretion in awarding cash bonuses for 2008 performance for any of our Named Executive Officers, other than Mr. Heimers, whose bonus was increased by 13.5% to reflect the particular success in the Brand segment in 2008 which resulted in the filing of three New Drug Applications and achieving growth on some key brand products. The Committee determines whether and to what extent cash incentive awards will be paid for a fiscal year after the end of that fiscal year.

In March 2009, the Committee awarded cash bonuses in accordance with the objective results and factors discussed above to Mr. Durand of $255,136, Mr. Russillo of $430,486, Mr. Buchen of $250,000, and Mr. Heimers of $250,299. Dr. Hsia was not eligible to receive a cash bonus award since his employment was terminated during 2008.

Our 2009 cash incentive award program is substantially similar to our 2008 program, but features financial targets and thresholds for Adjusted EBITDA and segment contribution based on our 2009 operating plan as approved by our Board of Directors. Meeting and exceeding these targets will require consistent and superior performance by us, each of our business segments and our Named Executive Officers.

Sign On Bonus.

Pursuant to his new-hire employment agreement, Mr. Durand received a $150,000 sign-on bonus of which $100,000 was paid in March 2008. We agreed to provide this benefit following negotiations with Mr. Durand taking into account, among other things, his compensation opportunities with his previous employer.

Long-Term Equity Incentives

Our Named Executive Officers generally receive equity based grants when they join us, upon promotions and generally thereafter as part of the Committee’s determination of the executive officers’ annual total compensation on annual dates scheduled in advance. All equity awards are approved before or on the date of grant. In determining the size of equity-based grants, the Committee considers the number of shares available under the Second Amendment and Restatement of the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Incentive Award Plan”), the potential dilutive impact of such grants on our shareholders, the individual’s position with us, the appropriate allocation of such grants based on individual and corporate performance, and the level of grants awarded by our peers.

While we do not require our employees to maintain any minimum ownership interest in our stock, the Committee believes that equity-based awards provide a valuable tool for aligning the interests of management with our stockholders and focusing management’s attention on our long-term growth. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success.

In accordance with our Incentive Award Plan, our long term equity incentive program is a performance based program that can provide for discretionary equity awards of restricted stock, stock appreciation rights, dividend equivalents, restricted stock units, deferred stock, stock payment awards and stock options to our Named Executive Officers. Prior to 2005, our long-term equity compensation awards generally took the form of stock option awards. During 2005 and 2006, our long-term equity compensation awards took the form of a mix of restricted stock grants and stock option awards. The Committee determined that by providing full-value shares in addition to options, the value of the grant would remain competitive while the number of shares granted could be reduced to manage our share usage. Using the Black-Scholes pricing model for stock option valuation and the market value of our common stock for restricted stock valuation, we generally targeted our restricted stock awards and stock option awards to each comprise approximately 50% of the total value of our typical long-term equity award.

After further considering the cost and dilutive impact of our long term equity awards, the negative effect our usage of stock options was having on the total direct compensation of our Named Executive Officers, the marginal retention value we were achieving through our stock options and market trends relating to long-term incentive compensation, the Committee further revised our approach to long-term equity compensation in 2007 and continued this approach in 2008. This revised approach has two key components. First, the Committee shifted our annual long-term equity awards away from a mix of options and restricted stock to restricted stock awards only. Second, the Committee split our restricted stock awards into two classes: (1) “Time Awards” that are based on individual and corporate performance factors and (2) “Performance Awards” pursuant to which each Named Executive Officer has the right to receive a number of shares of restricted stock granted after year end based on our performance against the same Adjusted EBITDA targets upon which our annual cash incentive compensation program is based. Any restricted stock issued pursuant to a Performance Award vests on the same basis as the Time Awards. The Committee may, in the future, adjust this mix of award types or approve different award types as part of our overall long-term equity incentive program.

Restricted Stock

Time Awards.  As part of our total compensation program the Committee generally grants shares of restricted stock to our Named Executive Officers on an annual basis (the “Time Awards”). Each Named Executive Officer is entitled to a grant of Time Award shares within a preset range that varies in accordance with the Named Executive Officer’s position of responsibility with us. While Time Award grants are not tied to any specific financial targets, the Committee determines the specific amount of Time Awards to be granted to each Named Executive Officer based on our performance and the Committee’s evaluation of each officer’s individual performance, taking into consideration the recommendation of our chief executive officer. In recognition of their performance in fiscal 2007, the Committee awarded Time Awards of restricted stock in March 2008 in the following amounts: Mr. Bisaro received 36,850 restricted shares, Mr. Durand received 8,500 restricted shares, Mr. Russillo received 7,500 restricted shares, Mr. Buchen received 7,500 restricted shares, Mr. Heimers received 5,500 restricted shares, and Dr. Hsia received 4,000 restricted shares.

Performance Awards.  The Company provides performance-based annual equity incentive awards to our chief executive officer under a compensation program administered by the Compensation Committee and for our executive officers under the 2008 Senior Executive Equity Compensation Program. Under these programs, our 16 senior executive officers, including our Named Executive Officers, are eligible to receive an award of shares of restricted stock based on the Company’s performance during the fiscal year as measured by Adjusted EBITDA. The target number of restricted shares to be issued to a Named Executive Officer’s under a Performance Award is equal to his or her actual Time Share award granted in the fiscal year for which performance is being measured. The actual number of restricted shares issued by the Committee can range from 0% to 150% of the target under the Performance Award for each of our Named Executive Officers (other than our chief executive officer which can range from 0% to 100% of the target) based upon our financial performance for the fiscal year using the same Adjusted EBITDA calculation used by the Committee in determining our annual cash incentive payouts to such Named Executive Officer. In March 2009, the Committee determined our financial performance in 2008 as measured by Adjusted EBITDA resulted in payout of 99.6% of the target issuance, resulting in issuance to each Named Executive Officer of shares of restricted stock in the following amounts: Mr. Bisaro received 36,703 restricted shares, Mr. Durand received 8,466 restricted shares, Mr. Russillo received 7,470 restricted shares, Mr. Buchen received 7,470 restricted shares, and Mr. Heimers received 5,478 restricted shares. Dr. Hsia was not eligible to receive restricted shares under his Performance Award since his employment was terminated in 2008.

Our shares of restricted stock (including Time Awards and shares issued pursuant to Performance Awards) generally have restrictions on resale that lapse on the second and fourth anniversaries of the grant date. On each of those dates 50% of the total award’s restrictions on resale lapse, contingent on the continued employment with us by the Named Executive Officer during the restriction period. In the future, the Committee may adjust the restrictions on resale to which our restricted stock is subject. The Committee will determine whether and to what extent Performance Awards will be awarded for fiscal year 2009 after the end of 2009.

New Hire Awards.

Pursuant to their new-hire employment agreements, we agreed to grant to Messrs. Bisaro and Durand 42,600 and 10,000 shares of restricted stock, respectively. These awards have restrictions on resale that lapse (or are eliminated) on the second and fourth anniversaries of their grant date. On each of those dates 50% of the total award’s restrictions on resale lapse, contingent on the continued employment with us by the Named Executive Officer. We agreed to grant these shares of restricted stock in order to align the interests of Mr. Bisaro and Mr. Durand with our stockholders and focus their attention on our long-term growth.

Stock Options

We award stock options with an exercise price equal to the last closing price of our common stock on the NYSE on the day of the award grant, in accordance with the terms of our Incentive Award Plan. These options generally have a term of 10 years and generally are subject to a four-year ratable vesting schedule. Vesting rights cease upon termination of employment (except in the case of a qualifying termination in connection with a change-in-control, in which case vesting rights accelerate upon termination of employment) and exercise rights generally cease ninety (90) days after the date of termination, except in the case of death (subject to a one year limitation), disability or retirement. In the case of vice-presidents who have been employed by us for more than five (5) continuous years, exercise rights cease two (2) years after the vice-president’s termination of employment for awards made on or after July 25, 2005. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

We did not grant any options to any Named Executive Officers in 2008. In 2007, we granted 527,200 stock options to Mr. Bisaro when he joined us. Notwithstanding our move from granting a mix of stock options and restricted stock to granting restricted stock only as our primary means of long-term equity compensation, the Committee determined that in the circumstance of a new hire of chief executive officer, the inclusion of stock options as part of Mr. Bisaro’s new hire compensation package was appropriate and desirable to the extent the higher incentive value provided by a stock option award to increase our stock value complemented the incentive and retention value of Mr. Bisaro’s restricted stock awards.

We believe the term and vesting schedule of our stock options, and the vesting schedule for our restricted stock awards, provide additional incentive to management to remain with the Company and to focus on long-term growth and corporate financial performance.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that we and the Committee believe have a business purpose, are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive with a greater perceived value than an equivalent amount of cash compensation. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The Named Executive Officers are provided with a monthly car allowance, mandatory annual physical exams, financial planning assistance and participation in the plans and programs described below under the heading “Other Benefits — Generally Available Benefits.” Upon relocation, Named Executive Officers may receive, at the discretion of the Committee, a relocation allowance paid in installments. The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided in recognition of the need to have executive officers visit customers, business partners and other stakeholders in order to fulfill their job responsibilities. The mandatory annual physical exams are required to monitor the physical health of our executives and to discover potential health issues that could interfere with their duties at the company. The financial planning assistance covers expenses resulting from financial, estate and tax planning. We believe that it is in its best interest for the executives to have professional assistance in managing their total compensation so that they can focus their full attention on growing and managing the business. We also reimbursed Mr. Bisaro for $7,500 of legal fees that he incurred in the review of his employment agreement with us, which facilitated our recruitment of him to work with us.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2008, are included in column (i) of the “Summary Compensation Table on page 22.

Other Benefits

Generally Available Benefits

We provide the following benefits to our Named Executive Officers generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Educational assistance; and

•	401(k) plan.

Executive Compensation Deferral Program

Our Named Executive Officers, in addition to certain other U.S.-based eligible management level employees, are entitled to participate in our Executive Deferred Compensation Plan. Pursuant to our Executive Deferred Compensation Plan, eligible employees may defer from 1% to 80% of their salary and from 1% to 80% of their annual cash incentive award, if any.

We match 50% of the first 2% an employee defers in accordance with this Plan. Vesting of the matched amount is based on an employee’s years of service with us. If an employee has been with us for less than one year, none of the matched amount is vested. Vesting thereafter occurs 33% per year, such that employees who have been with us for more than 3 years are 100% vested in the matched amount.

All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of December 2007 for the 2008 plan year and November 2008 for the 2009 plan year. In 2008 the guaranteed interest rate was 7.5%. In 2009 the guaranteed interest rate is 4.0%.

Our Executive Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation” on page 29.

Severance Benefits

Termination of each of our Named Executive Officer’s employment can occur at any time with or without cause, or by reason of death or disability. Additionally, each Named Executive Officer may voluntarily resign at any time with or without good reason. Pursuant to each of our Named Executive Officer’s respective employment agreements, in the event of termination of employment without cause, or if the Named Executive Officer resigns for good reason, we will provide the Named Executive Officer with severance compensation and benefits, including a lump sum severance payment (based on a multiple of the executive officer’s salary and bonus), continued group health insurance benefits for two years and outplacement services for certain periods subsequent to the executive officer’s termination. The severance benefits are designed to retain our executive officers by providing them with security in the event of a termination of employment without cause or resignation for good reason.

In addition to the severance benefits discussed above, if we experience a change-in-control, and if a Named Executive Officer is terminated without cause or resigns for good reason within ninety (90) days prior to or up to twenty-four (24) months following such change-in-control, our employment agreements with our Named Executive Officers provide for the immediate vesting of any unvested options and restricted stock held by such Named Executive Officer. The benefits are only payable upon a double trigger — there must be a change-in-control and a termination or resignation for good reason. We believe this approach to be in our best interests in that it (1) provides a retention incentive to our Named Executive Officers who may be faced with the potential of job loss following a change-in-control and (2) affords any successor entity the opportunity to retain any or all Named Executive Officers following such a change-in-control.

Each Named Executive Officer is also entitled to receive a gross-up payment to compensate for any excise tax imposed on the Named Executive Officer under the IRC. Additional information regarding applicable payments and benefits provided under our agreements to our Named Executive Officers is provided under the heading “Potential Payments Upon Termination or Change-in-Control” on page 30.

In January 2008, in consideration for Dr. Hsia’s services during the transition to a new Chief Executive Officer, and in recognition of his contributions as the co-founder of the company, the Committee approved an amendment to Dr. Hsia’s employment agreement to include his retirement as a trigger event for severance benefit eligibility and providing enhanced health insurance benefits upon his retirement. Dr. Hsia retired on September 30, 2008.

Tax and Accounting Considerations

Policy on Deductibility of Executive Compensation

Section 162(m) of the IRC provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations, unless the compensation qualifies as “performance based” compensation based on certain performance, disclosure, stockholder approval and other requirements being met. The options granted under the Incentive Award Plan generally comply with these performance-based compensation requirements. We have not historically designed our long-term equity incentives and our annual cash incentive award programs to comply with the performance-based compensation requirements.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions of Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions of Section 162(m) when we believe that such payments are appropriate and in the best interests of our stockholders.

Nonqualified Deferred Compensation

Section 409A of the IRC requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the Internal Revenue Service (“IRS”), we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.

Change-in-Control Tax Gross-Ups

Sections 280G and 4999 of the IRC impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount. The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change-in-control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the IRC. As discussed above under “Potential Payments Upon Termination or Change-in-Control,” we provide certain of our executive officers with tax gross up payments in the event of a change-in-control, but did not enter into any such agreements in 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Watson has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THE COMPENSATION COMMITTEE

Ronald R. Taylor, Chairman
Catherine M. Klema
Fred G. Weiss

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal year ended December 31, 2008 of our Named Executive Officers. For purposes of determining the three most highly compensated executive officers, the amounts shown in column (h) below were excluded.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Paul M. Bisaro (8)	2008	1,000,000	—	553,508	1,181,519	997,200	1,159	38,969	3,772,355
President and Chief Executive Officer	2007	303,846	—	158,164	610,759	330,000	—	4,219	1,406,988
Mark W. Durand (9)	2008	457,500	100,000	119,948	—	255,136	287	22,271	955,142
Senior Vice President and	2007	34,615	50,000	9,759	—	—	—	672	95,046
Chief Financial Officer
Thomas R. Russillo	2008	790,608	—	385,469	123,519	430,486	—	32,564	1,762,646
Executive Vice President	2007	744,719	60,000	270,026	236,653	500,116	—	22,869	1,834,383
and President, Watson U.S. Generic Division	2006	212,692	75,000	52,549	87,960	—	—	4,820	433,021
David A. Buchen	2008	503,346	—	181,011	33,181	250,000	10,569	24,713	1,002,820
Senior Vice President,	2007	463,523	—	85,342	69,581	245,916	9,075	21,135	894,572
General Counsel and Secretary	2006	377,237	—	27,245	104,975	232,122	3,283	20,342	765,204
Edward F. Heimers	2008	430,040	29,771	137,573	64,410	220,528	2,775	33,937	919,034
Executive Vice President,	2007	380,112	—	71,196	107,779	226,843	2,122	27,078	815,130
and President, Brand Division	2006	332,573	—	27,245	147,460	122,835	412	25,516	656,041
David C. Hsia (10)	2008	346,884	—	28,856	101,364	—	8,584	1,342,272	1,827,960
former Senior Vice	2007	327,524	—	54,116	48,586	120,092	4,443	23,146	577,907
President, Scientific Affairs	2006	305,212	—	21,785	64,746	128,826	1,238	22,191	543,998

(1)	Salary includes annual salary and cash paid in lieu of vacation, and in the case of Dr. Hsia, $11,900 of consulting fees paid to him after his retirement from us. Amounts include cash compensation earned but deferred, as applicable, under the Company’s deferred compensation plans. Participants in these plans may defer receipt of portions of salary and/or annual non-equity incentive plan compensation earned for the year into Watson’s Executive Deferred Compensation Plan. Watson’s Executive Deferred Compensation Plan is discussed in further detail above under the heading “Executive Compensation Deferral Program” on page 20 and below under the heading “Nonqualified Deferred Compensation” on page 29.

(2)	Mr. Durand received a signing bonus upon appointment as Chief Financial Officer in November 2007, $50,000 of which was payable in 2007 and $100,000 of which was payable in March 2008. Mr. Russillo received a signing bonus upon his appointment as Executive Vice President and President Generic Division in September 2006 in the amount of $75,000 paid in 2006 and a negotiated guaranteed bonus of $60,000 paid in March 2007. Mr. Heimers’ bonus represents the portion of his annual cash incentive award which was increased by the Committee at its discretion, as allowed under 2008 Senior Executive Compensation Program.

(3)	Stock awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, respectively, in accordance with SFAS 123(R), for restricted stock issued pursuant to Time Awards and Performance Awards, regardless of when the awards were granted, and include amounts from stock issued in and prior to 2008. The Company recognizes the expense associated with the fair value of restricted stock issued in and prior to 2008 over the period restrictions are eliminated for those awards. Fair value is based on the fair market value on the date of issuance. No compensation expense is recognized for the Performance Awards until shares of restricted stock are issued in settlement of such Performance Awards. For additional discussion on the assumptions used in determining fair value and the accounting for restricted stock awards, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	Option awards represent the expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, respectively, in accordance with SFAS 123(R) for stock options, regardless of when the awards were granted, and include amounts from stock options granted in and prior to 2008. We recognize the expense associated with the fair value of stock options granted in and prior to 2008 over the vesting term of those awards. Fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the assumptions used in determining fair value and the accounting for stock options, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(5)	Non-equity incentive plan compensation represents payment under our annual cash incentives awards program for the fiscal year stated but paid in March of the following year. Mr. Bisaro’s 2007 non-equity incentive plan compensation was prorated for the portion of the year he was employed as our chief executive officer. Mr. Durand was hired in November 2007 and was not eligible to participate in our annual cash incentives awards program for 2007 performance. For additional discussion on our annual cash incentive award programs, see Annual Cash Incentive Awards above under the heading “Compensation Discussion and Analysis” on page 14 and below under the heading “Grants of Plan-Based Awards” on page 25.

(6)	Amounts reflect interest on deferred compensation balances that is considered to be earned at above-market interest rates. Interest on deferred compensation is deemed to be above-market if it exceeds 120% of the applicable federal long-term rate. All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of December 2007 for the 2008 plan year and November 2008 for the 2009 plan year. In 2008 the guaranteed interest rate was 7.5%. The Executive Deferred Compensation Plan is discussed in further detail above under the heading “Executive Compensation Deferral Program” on page 20 and below under the heading “Nonqualified Deferred Compensation” on page 29.

(7)	Total other compensation for 2008 includes severance benefits for Dr. Hsia upon his retirement from us, a car allowance, registrant contributions under our 401(k) plan and deferred compensation plan, group life insurance coverage and other perquisites as follows:

2008 Other Compensation

				Deferred	Group Term
	Severance	Car	401(k)	Compensation	Life	Other	Total Other
Name	Benefits	Allowance	Match	Match	Insurance	Perquisites	Compensation

Paul M. Bisaro	—	12,000	6,712	10,000	1,710	8,547	38,969
Mark W. Durand	—	7,200	7,892	4,575	1,557	1,047	22,271
Thomas R. Russillo	—	7,200	10,382	—	14,757	225	32,564
David A. Buchen	—	7,200	10,989	5,033	1,146	345	24,713
Edward F. Heimers	—	7,200	10,549	6,569	6,416	3,203	33,937
David C. Hsia	1,321,684	5,871	5,574	4,399	4,744	—	1,342,272

Included in Mr. Bisaro’s 2008 other perquisites was a $7,500 payment to reimburse Mr. Bisaro for legal fees relating to his employment agreement.

See further discussion of Dr. Hsia’s severance benefits below under the heading “Potential Payments Upon Termination or Change-in-Control” on page 30.

(8)	Mr. Bisaro was appointed to the position of President and Chief Executive Officer effective September 4, 2007. Mr. Bisaro was also appointed as a member of the Board.

(9)	Mr. Durand was appointed to the position of Senior Vice President and Chief Financial Officer effective November 26, 2007.

(10)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to Named Executive Officers for 2008:

								All Other
								Stock	Grant Date
								Awards:	Fair
		Estimated Possible Payouts			Estimated Future Payouts			Number	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Stock and
		Plan Awards(1)			Plan Awards(4)			of Stock	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Paul M. Bisaro	2/25/2008(1)	350,000	1,000,000	1,000,000
	3/12/2008(3)							36,850	1,014,481
	3/12/2008(4)				18,425	36,850	36,850		1,014,481
Mark W. Durand	2/25/2008(1)	76,725	255,750	383,625
	3/12/2008(3)							8,500	234,005
	3/12/2008(4)				4,250	8,500	12,750		351,007
Thomas R. Russillo	2/25/2008(1)	221,370	553,425	830,138
	3/12/2008(2)							15,000	412,950
	3/12/2008(3)							7,500	206,475
	3/12/2008(4)				3,750	7,500	11,250		309,712
David A. Buchen	2/25/2008(1)	74,131	247,104	370,656
	3/12/2008(2)							7,500	206,475
	3/12/2008(3)							7,500	206,475
	3/12/2008(4)				3,750	7,500	11,250		309,712
Edward F. Heimers	2/25/2008(1)	88,000	220,000	330,000
	3/12/2008(2)							5,500	151,415
	3/12/2008(3)							5,500	151,415
	3/12/2008(4)				2,750	5,500	8,250		227,122
David Hsia(5)	2/25/2008(1)	41,175	137,248	205,873
	3/12/2008(2)							4,000	110,120
	3/12/2008(3)							4,000	110,120
	3/12/2008(4)				2,000	4,000	6,000		165,180

(1)	Annual Cash Incentive Awards: The Company provides performance-based annual cash incentive awards to our chief executive officer under a compensation program administered by the Compensation Committee and for our executive officers under the 2008 Senior Executive Compensation Program. These columns indicate the ranges of possible payouts targeted for 2008 performance under the applicable annual cash incentive award program for each Named Executive Officer listed above. Actual cash incentive awards paid in 2009 for 2008 performance are set forth in column (f) in the “Summary Compensation Table.” Target payouts are based on the targeted percentage of base salary earned during the year. Maximum payouts represent 150% of target payouts, or 100% of target payouts in the case of our chief executive officer. Threshold payouts are based on the minimum level of performance for which payouts are authorized under the program and is equal to 50% of the portion of the Named Executive Officer’s annual incentive award attributable to (i) Corporate Financial Performance as measured by Adjusted EBITDA and (ii) in the case of Messrs. Russillo and Heimers, Segment Contribution as measured by Adjusted Contribution. Payout amounts do not take into account any discretionary authority of the Committee to increase or decrease a Named Executive Officer’s (other than our chief executive officer’s) award by +/- 25%. For additional discussion of our annual cash incentive award programs, see Annual Cash Incentive Awards under the heading “Compensation Discussion and Analysis” on page 14.

(2)	Issuance of restricted stock pursuant to 2007 Performance Awards: The restricted stock issued on March 12, 2008 pursuant to 2007 Performance Awards were authorized in connection with the annual long term equity incentive grant under the Incentive Award Plan. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date, subject to continued employment.

The fair value of Performance Award restricted stock grants is based on the fair market value of our common stock of $27.53 on the issuance date of March 12, 2008.

(3)	2008 Time Awards: The restricted stock issued on March 12, 2008 pursuant to 2008 Time Awards were authorized in connection with the annual long term equity incentive grant under the Incentive Award Plan. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date (except in the case of Mr. Russillo, which vests on December 31, 2010), subject to continued employment. The fair value of Time Award restricted stock grants is based on the fair market value of our common stock of $27.53 on the issuance date of March 12, 2008.

(4)	2008 Performance Awards: The Company provides performance-based annual equity incentive awards to our chief executive officer under a compensation program administered by the Compensation Committee and for our executive officers under the 2008 Senior Executive Equity Compensation Program. Under these programs, our 16 senior executive officers, including our Named Executive Officers, are eligible to receive an award of shares of restricted stock based on the Company’s performance during the fiscal year as measured by Adjusted EBITDA. The target issuance of restricted shares to a Named Executive Officer’s under a Performance Award is equal to his or her actual Time Share award granted in the fiscal year for which performance is being measured. Maximum issuance represents 150% of target payouts, or 100% for our chief executive officer. Threshold issuance represents the minimum level of performance for which issuances are authorized under the program and is equal to 50% of the target issuances. The grant date fair value of the Performance Awards is based on the maximum potential issuance and the fair market value of our common stock of $27.53 on the grant date of March 12, 2008. However, no compensation expense is recognized for the Performance Awards until shares of restricted stock are issued in settlement of such Performance Awards. Issuances of restricted stock pursuant to Performance Awards granted in 2008 for 2008 Adjusted EBITDA were determined and made on March 5, 2009 as follows: Mr. Bisaro received 36,703 restricted shares with a fair value of $968,592, Mr. Durand received 8,466 restricted shares with a fair value of $223,418, Mr. Russillo received 7,470 restricted shares with a fair value of $197,133, Mr. Buchen received 7,470 restricted shares with a fair value of $197,133, and Mr. Heimers received 5,478 restricted shares with a fair value of $144,564. Dr. Hsia was not eligible to receive restricted shares under his Performance Award since his employment was terminated in 2008.

(5)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008.

(6)	For additional discussion on our annual equity incentive award programs, including our Time Awards and Performance Awards, see Long-Term Equity Incentives above under the heading “Compensation Discussion and Analysis” on page 17. For additional discussion on the accounting for restricted stock awards, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards for the Company’s Named Executive Officers at December 31, 2008:

	Option Awards						Stock Awards
								Market Value
								of Shares or
	Number of Securities		Number of Securities		Option		Number of Shares or	Units of
	Underlying Unexercised		Underlying Unexercised		Exercise	Option	Units of Stock That	Stock That Have
	Options (#)		Options (#)		Price	Expiration	Have Not Vested	Not Vested
Name	Exercisable		Unexercisable		($)	Date	(#)(1)	($)(2)
(a)	(b)		(c)		(d)	(e)	(f)	(g)

Paul M. Bisaro	31,800		95,400	(3)	30.6600	9/4/2017
			400,000	(4)	30.6600	9/4/2017
							79,450	2,110,987
Mark W. Durand
							18,500	491,545
Thomas R. Russillo	30,000		30,000	(5)	25.8600	9/5/2016
							47,500	1,262,075
David A. Buchen	1,000				38.0625	3/23/2009
	2,500				33.3750	7/20/2009
	16,500				36.8750	3/3/2010
	2,250				44.7500	4/17/2010
	5,000				51.8125	7/13/2010
	5,000				48.9000	3/23/2011
	7,000				54.4800	8/23/2011
	17,500				28.1500	11/26/2011
	15,000				26.4000	5/28/2012
	25,000				29.4300	11/20/2012
	8,000				38.9200	8/4/2013
	13,600		3,400	(6)	26.1400	8/9/2014
	3,750		1,250	(7)	35.1100	8/12/2015
	2,500		2,500	(8)	25.6400	9/1/2016
							24,168	642,144
Edward F. Heimers	27,000		18,000	(9)	29.3900	5/11/2015
	3,750		1,250	(7)	35.1100	8/12/2015
	2,500		2,500	(8)	25.6400	9/1/2016
							18,168	482,724
David C. Hsia	3,000	(10)			35.1100	9/30/2010
	2,000	(10)			25.6400	9/30/2010

(1)	Except in the case of Mr. Russillo, restrictions on the restricted stock grants generally lapse equally on the second and fourth anniversaries of the grant date. Information presented in column (f) aggregates all unvested restricted stock awards outstanding. Individual restrictions on restricted stock lapse as follows:

Named Executive Officer	Restricted Shares	Date Restrictions Lapse

Mr. Bisaro	21,300	September 4, 2009
	18,425	March 12, 2010
	21,300	September 4, 2011
	18,425	March 12, 2012
Mr. Durand	5,000	November 26, 2009
	4,250	March 12, 2010
	5,000	November 26, 2011
	4,250	March 12, 2012

Named Executive Officer	Restricted Shares	Date Restrictions Lapse

Mr. Russillo	7,500	June 29, 2009
	10,000	December 31, 2009
	11,250	March 12, 2010
	7,500	June 29, 2011
	11,250	March 12, 2012
Mr. Buchen	3,750	June 29, 2009
	834	August 12, 2009
	7,500	March 12, 2010
	834	September 1, 2010
	3,750	June 29, 2011
	7,500	March 12, 2012
Mr. Heimers	2,750	June 29, 2009
	834	August 12, 2009
	5,500	March 12, 2010
	834	September 1, 2010
	2,750	June 29, 2011
	5,500	March 12, 2012

(2)	Market value is determined by multiplying the number of shares by the closing price of $26.57 of the Company’s common stock on the New York Stock Exchange on December 31, 2008.

(3)	Unexercised options vest at a rate of 20% per year with remaining vesting dates of 9/4/2009, 9/4/2010 and 9/4/2011.

(4)	Unexercised options vest at a rate of 33% per year with remaining vesting dates of 9/4/2010, 9/4/2011 and 9/4/2012.

(5)	Remaining unexercised options vest on 12/31/2009.

(6)	Unexercised options vest at a rate of 20% per year with a remaining vesting date of 8/9/2009.

(7)	Unexercised options vest at a rate of 25% per year with a remaining vesting date of 8/12/2009.

(8)	Unexercised options vest at a rate of 25% per year with remaining vesting dates of 9/1/2009 and 9/1/2010.

(9)	Unexercised options vest at a rate of 20% per year with remaining vesting dates of 5/11/2009 and 5/11/2010.

(10)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008. Amounts represent the balance of Dr. Hsia’s vested options on the date of his termination which are exercisable for two years thereafter, or by September 30, 2010. In conjunction with his termination, Dr. Hsia forfeited 13,334 shares of restricted stock and unvested options to acquire 103,500 shares of stock.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to each Named Executive Officer concerning the vesting of stock awards during the fiscal year ended December 31, 2008:

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)(1)	($)(2)

Paul M. Bisaro	—	—
Mark W. Durand	—	—
Thomas R. Russillo	10,000	299,500
David A. Buchen	833	25,248
Edward F. Heimers	833	25,248
David C. Hsia(3)	666	20,186

(1)	Shares acquired on vesting are represented on a pre-tax basis. The Incentive Award Plan permits withholding a number of shares upon vesting to satisfy tax withholding requirements.

(2)	Represents the closing market price of a share of our common stock the date of vesting multiplied by the number of shares that have vested.

(3)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008.

(4)	No option awards were exercised by any of our Named Executive Officers in 2008.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth the executive contributions, employer matches, earnings, withdrawals/distributions and account balances, where applicable, for the Named Executive Officers in the Executive Deferred Compensation Plan (the “Deferred Plan”), an unfunded, unsecured deferred compensation plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Paul M. Bisaro	100,000	10,000	4,110	—	114,110
Mark W. Durand	22,875	4,575	1,017	—	28,467
Thomas R. Russillo	—	—	—	—	—
David A. Buchen	125,837	5,033	37,108	—	598,134
Edward F. Heimers	32,844	6,569	9,735	—	155,577
David C. Hsia	96,006	4,399	19,585	(75,296)	257,020

(1)	Executive contributions reported in column (b) above include salary contributions for 2008 and amounts related to non-equity incentive plan compensation earned in 2007 but paid in 2008. All amounts in column (b) are also reported in the “Salary” column for 2008 or the “Non-Equity Incentive Plan Compensation” column for 2007 in the Summary Compensation Table on page 22. Included in the amounts above representing non-equity plan contribution earned in 2007 but paid in 2008 was $11,342 for Mr. Heimers, and $48,037 for Dr. Hsia.

(2)	Registrant contributions reflects company matching contributions to the Deferred Plan in 2008. All Registrant contributions are reported in the “All Other Compensation” column of the Summary Compensation Table on page 22.

(3)	Aggregate earnings represent 2008 deemed investment earnings at the guaranteed fixed interest rate for 2008 of 7.5%. No other investment alternatives for amounts deferred or credited are offered under the Deferred Plan. Included in column (d) are amounts considered to be earned at above-market interest rates which are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 22.

(4)	Assets in the Deferred Plan are distributed either (i) at separation of service as a result of retirement, disability, termination or death; or (ii) on a designated date elected by the participant. The Deferred Plan requires participants to make an annual distribution election with respect to the money to be deferred in the next calendar year. If a participant so elects, deferrals made in one year may be distributed as soon as the next year following the deferral election. Participants may elect to receive a distribution as a lump-sum cash payment or in installment payments paid over 2 to 15 years, as the participant elects. Bonus deferrals are credited to a participant’s account the year following the year in which the bonus is earned. As a result, bonus deferrals may not be distributed until the year following the year in which the bonus is paid to a participant and credited to his or her account. Per regulatory requirements, participants may not accelerate distributions from the Deferred Plan.

(5)	Aggregate balance reflects vested and unvested balances within the Deferred Plan as of December 31, 2008. All amounts are fully vested for each Named Executive Officer except for Mr. Bisaro and Mr. Durand, whose vested balance as of December 31, 2008 amounts to $107,160 and $25,288, respectively. Of the aggregate balances in column (f), the following amounts are reported as compensation in the Summary Compensation Table on page 22 for 2008, 2007 and 2006: $111,159 for Mr. Bisaro, $27,737 for Mr. Durand, $0 for Mr. Russillo, $324,912 for Mr. Buchen, $131,481 for Mr. Heimers, and $228,262 for Dr. Hsia.

(6)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Severance and Change in Control Agreements

Each of our Named Executive Officers is party to an employment agreement pursuant to which he is entitled to certain payments and benefits in the event of (i) an involuntary termination without cause, (ii) the resignation of the executive for good reason or (iii) a qualifying termination in connection with a change-in-control. With certain exceptions footnoted in the table that follows, these agreements generally provide that under these circumstances our Named Executive Officers are entitled to receive:

(1) lump sum cash payments equal to the sum of (a) between 12 and 36 months of the executive’s then base salary, (b) the greater of one to three times the executive’s target bonus to be earned in the year in which the termination occurs or two times the amount of the bonus paid to the executive in the prior year, and (c) the executive’s prorated bonus for the year in which the termination occurs;

(2) continued group health benefits (medical, dental and vision) for the executive and the executive’s dependents for a period of between 18 and 36 months; and

(3) outplacement services for one year with a nationally recognized service selected by us.

Unless we determine that any severance payments should be delayed in consideration of Section 409A of the Internal Revise Code of 1986, cash payments are to be paid within 30 days of termination.

Change-in-Control

In the event of a “qualifying termination” in connection with a change-in-control, a Named Executive Officer is entitled to accelerated vesting with respect to all of his options and restricted stock awards. Such executive is entitled to exercise any vested options and is entitled to continue to hold their shares of unrestricted stock after termination. The value of vested equity awards are not included in the tables below because all employees who hold vested stock options and unrestricted stock under our stock plans are entitled to exercise such options and continue to hold such stock upon termination of their employment. However, in the event of a qualifying termination in connection with a change-in-control, each Named Executive Officer is entitled to accelerated vesting with respect to all of his options and restricted stock awards.

Change-in-Control Gross Up Payment.

Pursuant to their respective employment agreements, each of our Named Executive Officers is also entitled to receive a gross-up payment to compensate him for any excise taxes payable with respect to the payments and benefits made under his employment agreement in the event of a qualifying termination in connection with a change-in-control.

Forfeiture of Severance Benefits.

If the Named Executive Officer breaches the non-solicitation provision of his employment agreement, as applicable, or violates certain other confidentiality agreements entered into with us, and fails to cure such violation within 10 business days written notice from us, then any severance payments or other benefits being provided to such Named Executive Officer will immediately cease.

Estimated Termination Payments

In accordance with the requirements of the rules of the SEC, the table below indicates the amount of compensation payable by us to each Named Executive Officer upon (i) resignation for “good reason,” or involuntary not-for-cause termination and (ii) a qualifying termination following a change-in-control. The amounts assume that such termination was effective as of December 31, 2008 and thus includes amounts earned through such date and are only estimates of the amounts that would actually be paid to such executives upon their termination. The definitions of “change-in-control,” “cause” and “good reason” and descriptions of the payments and benefits appear after the table.

The table does not include certain amounts that the Named Executive Officer is entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our Named Executive Officers and that are generally available to all salaried employees, such as payment of accrued vacation. The table also does not include the accrued and vested accounts of the executive under our Deferred Plan. These amounts are generally distributed to our executives upon a termination of employment, regardless of the reason, in accordance with his or her election under the applicable plan. The accrued and vested amounts under the Deferred Plan are set forth in the table under “Nonqualified Deferred Compensation” on page 29.

			Equity Vesting		Other Benefits
		Cash	Restricted	Unexercisable	Health &		Tax
Name of Executive	Trigger	Severance(1)	Stock(2)	Options(3)	Welfare(4)	Outplacement(5)	Gross-Ups(6)	Total

Paul M. Bisaro	Good Reason or Without Cause	$4,000,000	$0	$0	$23,168	$0	$0	$4,023,168
	Change in Control	$6,000,000	$2,110,987	$0	$46,335	$0	$0	$8,157,322
David A. Buchen	Good Reason or Without Cause	$1,482,624	$0	$0	$30,890	$9,000	$0	$1,522,514
	Change in Control	$1,482,624	$642,117	$3,787	$30,890	$9,000	$747,138	$2,915,556
Mark W. Durand	Good Reason or Without Cause	$930,000	$0	$0	$23,168	$9,000	$0	$962,168
	Change in Control	$1,441,500	$491,545	$0	$23,168	$9,000	$0	$1,965,213
Edward F. Heimers	Good Reason or Without Cause	$1,333,686	$0	$0	$30,890	$9,000	$0	$1,373,576
	Change in Control	$1,333,686	$482,697	$2,325	$30,890	$9,000	$603,600	$2,462,198
Thomas R. Russillo	Good Reason or Without Cause	$1,344,034	$0	$0	$0	$0	$0	$1,344,034
	Change in Control	$1,344,034	$1,262,075	$21,300	$0	$0	$0	$2,627,409
David C. Hsia(7)	Actual Payment	$1,142,013	$0	$0	$170,671	$9,000	$0	$1,321,684

(1)	For Mr. Bisaro, represents (A) in the event of a termination by us without cause or by Mr. Bisaro for good reason, the sum of (i) two times Mr. Bisaro’s then base salary and (ii) two times Mr. Bisaro’s target annual bonus opportunity for the year of termination or resignation or two times the amount of the bonus paid to Mr. Bisaro in the previous year, whichever is greater and (B) in the event of a change-in-control termination, the sum of (i) three times Mr. Bisaro’s base salary and (ii) three times Mr. Bisaro’s target bonus under our Senior Executive Compensation Program.

For Mr. Russillo, represents in the event of a termination by us without cause or by Mr. Russillo for good reason or in the event of a change-in-control termination before 2009 the sum of (i) twelve months of Mr. Russillo’s base salary, (ii) Mr. Russillo’s target bonus to be earned for the year in which the termination occurs, and (iii) Mr. Russillo’s pro-rated bonus for the year in which the termination occurs. Mr. Russillo’s prorated bonus (calculated through the date of termination) is excluded from the table as the triggering event occurs on the last day of the performance period and thus the pay out will be the same as if the termination had not occurred.

For Mr. Durand represents (A) in the event of a termination by us without cause or by Mr. Durand for good reason, two times Mr. Durand’s then base salary and (B) in the event of a change-in-control termination the sum of (i) two times Mr. Durand’s then base salary and (ii) two times Mr. Durand’s target bonus to be earned for the year in which the termination occurs or the bonus paid to Mr. Durand in the prior year, whichever is greater.

For the remainder of our Named Executive Officers, other than Dr. Hsia, represents in the event of a termination by us without cause or by the executive for good reason or in the event of a change-in-control termination the sum of (i) two times the executive’s then base salary, (ii) two times the executive’s target bonus to be earned in the year of termination or resignation or two times the amount of the bonus paid to the executive in the previous year, whichever is greater and (iii) the executive’s pro-rated bonus for the year in which the termination occurs.

(2)	Represents the aggregate of the acceleration of vesting of the unvested restricted stock valued based on the closing price of our common stock on December 31, 2008 of $26.57.

(3)	Represents the aggregate value of the acceleration of vesting of the unvested stock options based on the spread between the closing price of our common stock of $26.57 on December 31, 2008 and the exercise price of the stock options.

(4)	For Mr. Bisaro, represents continued group health benefits (medical, dental and vision) for Mr. Bisaro and his dependents for a period of (i) up to 18 months in the event of a termination by us without cause or by Mr. Bisaro for good reason and (ii) up to 36 months in the event of a change-in-control termination.

For Mr. Durand, represents continued group health benefits (medical, dental and vision) for Mr. Durand and his dependents for a period of up to 18 months.

For the remainder of the Named Executive Officers, represents continued group health benefits (medical, dental and vision) for the executive and their dependents for a period of up to 24 months.

(5)	Represents one year of outplacement services.

(6)	Represents payment of an amount sufficient to offset the impact of any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the IRC or any comparable provision of state law. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount.

(7)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008. Upon his termination, he was entitled to receive (i) $1,106,320, which equals two times his then base salary and two times his target bonus for 2008 or the bonus paid to him in 2007, whichever was greater, (ii) $35,693 in interest on the amount in (i) above which was paid on a delayed basis to comply with Section 409A of the IRC, (iii) continued group health benefits for him and his spouse for life with a value of $165,761, (iv) COBRA payments made on his behalf of $4,910, and (v) one year of outplacement services with a value of $9,000.

Certain Definitions

Change in Control

For Mr. Bisaro, Mr. Durand and Mr. Russillo a “change-in-control” generally means (i) a sale of assets representing more than 50% of our net book value or fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 50% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 50% of the combined voting power of Watson; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Mr. Buchen and Mr. Heimers a “change-in-control” generally means (i) a sale of assets representing more than 50% of our net book value or fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 60% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 30% of the combined voting of Watson; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Mr. Bisaro, a “qualifying termination” means, within 90 days before or within 12 months following a change-in-control, (i) we terminate Mr. Bisaro other than for “cause” or (ii) Mr. Bisaro terminates his employment with us for “good reason.”

For the remainder of our Named Executive Officers, a “qualifying termination” means, within 90 days before or within 24 months following a change-in-control, (i) we terminate the executive other than for “cause” or (ii) the executive terminates his employment with us for “good reason.”

Good Reason

For Mr. Bisaro a termination for “good reason” means that Mr. Bisaro has terminated his her employment with us because (i) we failed to re-elect him to, or removed him from, the position of President and Chief Executive Officer; (ii) of a material diminution of his duties, and responsibilities, taken as a whole; (iii) we failed to appoint or renominate him as a member of our Board of Directors; (iv) the assignment of his duties are materially inconsistent with, or materially impair his ability to perform, the duties customarily assigned to a President and Chief Executive Officer; (v) we changed our reporting structures such that he reports to someone other than the Board of Directors; (vi) we materially breached our obligations under his employment agreement; (vii) we failed to obtain an assumption of his employment agreement by any successor or assignee; or (viii) we cause him to commit fraud or expose him to criminal liability.

For Mr. Buchen, a termination for “good reason” generally means that he has terminated his employment with us because of (i) a material reduction in his then existing annual base salary, (ii) a material reduction in the package of benefits and incentives, taken as a whole, provided to him or (iii) a material diminution of his duties, responsibilities, authority, or reporting structure; (iv) a request that he materially relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (v) we materially breached our obligations under his employment agreement; or (vi) we failed to obtain the assumption of his employment agreement by any successor or assign.

For each of Messrs Heimers and Durand a termination for “good reason” means that he has terminated his employment with us because (i) after a Change-in-Control, (a) of a material reduction of his then existing annual base salary, (b) of a material reduction in his package of benefits and incentives, taken as a whole, (c) of a material diminution of his duties and responsibilities, taken as a whole; or (d) a requirement that he materially relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (ii) we materially breached our obligations under his employment agreement; or (iii) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Mr. Russillo a termination for “good reason” means that Mr. Russillo has terminated his employment with us because (i) after a Change-in-Control, (a) of a material reduction of his then existing annual base salary, (b) of a material reduction in his package of benefits and incentives, taken as a whole, (c) of a material diminution of executive’s duties and responsibilities, taken as a whole or (d) a requirement that he materially relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (ii) we materially breached our obligations under his employment agreement; or (iii) we failed to obtain the assumption of his employment agreement by any successor or assign.

Cause

For Mr. Bisaro a termination for “cause” means that we have terminated Mr. Bisaro because (i) his fraud, misrepresentation embezzlement or other act of material misconduct against us; (ii) his gross neglect, willful malfeasance or gross misconduct in connection with this employment; (iii) his conviction or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude; (iv) his willful and knowing violations of any rules or regulations of any governmental body material to our business; (v) his failure to cooperate, if requested by the Board, with any internal or external investigation or inquiry into our business practices; or (vi) his substantial and willful failure to render services in accordance with the terms of his employment agreement.

For the remainder of the Named Executive Officers, a termination for “cause” means that we have terminated the executive because of (i) the executive’s conviction for any felony; (ii) the executive’s gross misconduct, material violation of our policies, or material breach of the executive’s duties to us, which the executive fails to correct within thirty (30) days after the executive is given written notice by our chief executive officer or another designated officer; or, solely in the case of Mr. Durand, (iii) other events or matters relating to his job performance that would ordinarily cause an employer to consider the termination of an employee’s employment.

Equity Compensation Plan Information as of December 31, 2008

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Watson’s equity compensation plans as of December 31, 2008:

Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(#)	($)	(#)
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	7,250,497	36.1100	8,018,902	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	7,250,497	36.1100	8,018,902

(1)	Based on outstanding options under our 1991 Stock Option plan, 1995 Non-Employee Directors’ Stock Option Plan and our Incentive Award Plan.

(2)	Represents securities available for issuance under our Incentive Award Plan. Includes shares available for issuance under our Incentive Award Plan which were converted from shares of common stock available for issuance under the Andrx Corporation 2000 Stock Option Plan in connection with our acquisition of Andrx Corporation in November 2006. These converted shares may not be used for grants to individuals who were providing services to Watson or any of our subsidiaries immediately prior to the effective time of our acquisition of Andrx Corporation. The 1995 Non-Employee Director’s Stock Option Plan expired in February 2005 and no securities are available for future awards under this plan.

DIRECTOR COMPENSATION

All members of the Board of Directors who are not full-time employees of the Company received a director’s fee of $40,000 for 2008. In addition, in 2008 directors were paid $1,500 prior to May and $2,000 after May for each Board of Directors’ meeting personally attended and $500 prior to May and $1,000 after May for each meeting attended telephonically. Directors were also paid $1,000 prior to May and $1,500 after May for each Committee meeting personally attended and $500 prior to May and $1,000 after May for each Committee meeting attended telephonically. Andrew L. Turner received an annual fee of $75,000 as our nonexecutive Chairman of the Board. Additionally, the Chairman of each of the Compensation Committee, the Regulatory Compliance Committee and the Nominating and Corporate Governance Committee received an annual fee of $5,000 prior to May and $7,000 after May. The Chairman of the Audit Committee received an annual fee of $8,000 prior to May and $10,000 after May. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Michel J. Feldman’s law firm receives his director’s fees. Our Chief Executive Officer does not receive additional compensation for his service as a director. The Committee approved the increases to director compensation made in May 2008 after reviewing a study of board compensation practices for our peer group companies performed by Towers Perrin.

The following table sets forth the annual compensation to each person who served as a non-employee director during 2008:

				Change in
				Pension Value
				and
				Nonqualified
				Deferred
	Fees Earned or	Stock	Option	Compensation	All Other
	Paid in Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Allen Chao, Ph.D.(1)	46,734	404,363	142,527	10,209	11,412	615,245
Michael J. Fedida	56,500	126,952	—	—	—	183,452
Michel J. Feldman	58,000	126,952	—	—	—	184,952
Albert F. Hummel	55,000	126,952	—	—	—	181,952
Catherine M. Klema	69,500	126,952	—	—	—	196,452
Jack Michelson	63,500	126,952	—	—	—	190,452
Ronald R. Taylor	76,000	126,952	—	—	—	202,952
Andrew L. Turner	132,000	126,952	—	—	—	258,952
Fred G. Weiss	74,500	126,952	—	—	—	201,452

(1)	Dr. Chao retired as a director and Chairman of our Board of Directors on May 12, 2008, in order to pursue other business activities.

(2)	5,000 shares of restricted stock with a per share fair value of $28.28 were granted on May 9, 2008 to each of Mr. Fedida, Mr. Feldman, Mr. Hummel, Ms Klema, Mr. Michelson, Mr. Taylor, Mr. Turner and Mr. Weiss representing an overall fair value of $141,400, each.

Stock awards reported in column (c) represent the compensation expense we recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R) for restricted stock awards we granted to our non-employee directors in 2008 and prior fiscal years. We recognize the expense associated with the grant date fair value of these restricted stock awards over the period restrictions are eliminated for those awards. For our non-employee directors, restricted stock awards vest after one year.

For additional discussion on the determination of share-based compensation expense and the grant date fair value for restricted stock, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Option awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R) for stock options, regardless of when the awards were granted, and include amounts from stock options granted in and prior to 2006. We recognize the expense associated with the grant date fair value of stock options granted in and prior to 2006 over the vesting term of those awards. Fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining share-based compensation expense and the grant date fair value for stock options, see Share-Based Compensation in Note 2 and Note 3 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	Amount reflects interest on deferred compensation balances that is considered to be earned at above-market interest rates. Interest on deferred compensation is deemed to be above-market if it exceeds 120% of the applicable federal long-term rate. All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of December 2007 for the 2008 plan year and November 2008 for the 2009 plan year. In 2008 the guaranteed interest rate was 7.5%. The Executive Deferred Compensation Plan is discussed in further detail above under the heading “Executive Compensation Deferral Program” on page 20 and under the heading “Nonqualified Deferred Compensation” on page 29.

(5)	Amount includes $1,415 in company contributions under our 401(k) plan on behalf of Dr. Chao and $9,997 paid for group life insurance coverage on behalf of Dr. Chao and his spouse.

(6)	The table below shows the aggregate number of outstanding unvested stock awards and option awards held by each non-employee director as of December 31, 2008:

		Vested and
	Unvested Stock	Unvested Option
	Awards	Awards
Director	(#)	(#)

Michael J. Fedida	5,000	70,000
Michel J. Feldman	5,000	60,000
Albert F. Hummel	5,000	70,000
Catherine M. Klema	5,000	21,700
Jack Michelson	5,000	47,000
Ronald R. Taylor	5,000	65,000
Andrew L. Turner	5,000	65,000
Fred G. Weiss	5,000	70,000

BENEFICIAL OWNERSHIP OF STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 20, 2009, the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock, and the amount of common stock beneficially owned by each of the directors (including nominees) and Named Executive Officers, and by all of our directors and executive officers (including Named Executive Officers) as a group:

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership(1)		Percent of Class

Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	10,593,971	(2)	10.1%
The TCW Group Inc., on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, California 90017	7,761,939	(3)	7.4%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	5,377,369	(4)	5.1%
Directors and Named Executive Officers
Michael J. Fedida	81,668	(5)	*
Michel J. Feldman	69,334	(6)	*
Albert F. Hummel	229,514	(7)	*
Catherine M. Klema	33,368	(8)	*
Jack Michelson	57,001	(9)	*
Ronald R. Taylor	75,001	(10)	*
Andrew L. Turner	75,001	(11)	*
Fred G. Weiss	79,334	(12)	*
Paul M. Bisaro	184,803	(13)	*
Mark W. Durand	33,966	(14)	*
Thomas R. Russillo	92,289	(15)	*
David A. Buchen	163,497	(16)	*
Edward F. Heimers, Jr	66,130	(17)	*
David C. Hsia	1,730,515	(18)	1.6%
All current directors and executive officers of the Company (24 individuals)	2,654,018	(19)	2.5%

*	Represents less than 1%

(1)	Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of March 20, 2009, 105,324,586 shares of our common stock were issued and outstanding. No shares have been pledged as security by any of our executive officers.

(2)	According to a Schedule 13G/A filed with the SEC on February 9, 2009 by Franklin Resources, Inc., on behalf of (i) itself, (ii) its principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr. and (iii) certain of its affiliates, including:

a.	Franklin Templeton Investment Management Limited (sole power to vote or to direct the vote of 1,854,425 shares and sole power to dispose or to direct the disposition of 4,688,740 shares),

b.	Franklin Advisory Services, LLC (sole power to vote or to direct the vote of 1,719,400 shares and sole power to dispose or to direct the disposition of 1,719,400 shares),

c.	Franklin Templeton Investments Corp. (sole power to vote or to direct the vote of 1,239,893 shares and sole power to dispose or to direct the disposition of 1,239,893 shares),

d.	Templeton Investment Counsel, LLC (sole power to vote or to direct the vote of 1,265,703 shares, sole power to dispose or to direct the disposition of 1,572,953 shares and shared power to dispose or to direct the disposition of 107,040 shares),

e.	Templeton Global Advisors Limited (sole power to dispose or to direct the disposition of 188,519 shares),

f.	Franklin Templeton Investments (Asia) Ltd. (sole power to vote or to direct the vote of 323,564 shares and sole power to dispose or to direct the disposition of 883,960 shares),

g.	Franklin Templeton Portfolio Advisors, Inc. (sole power to vote or to direct the vote of 111,966 shares and sole power to dispose or to direct the disposition of 111,966),

h.	Templeton Asset Management Ltd. (sole power to vote or to direct the vote of 33,570 shares and sole power to dispose or to direct the disposition of 33,570 shares),

i.	Franklin Templeton Investments Australia Limited (sole power to vote or to direct the vote of 33,930 shares and sole power to dispose or to direct the disposition of 33,930 shares),

j.	Franklin Advisors, Inc. (sole power to vote or to direct the vote of 7,640 shares and sole power to dispose or to direct the disposition of 7,640 shares),

k.	Fiduciary Trust Company International (sole power to vote or to direct the vote of 100 shares and sole power to dispose or to direct the disposition of 100 shares), and

l.	Franklin Templeton Investments Japan Limited (sole power to vote or to direct the vote of 6,260 shares and sole power to dispose or to direct the disposition of 6,260 shares).

(3)	According to a Schedule 13G/A filed with the SEC on February 9, 2009 by The TCW Group, Inc., on behalf of The TCW Business Unit. The TCW Business Unit is deemed to be the beneficial owner of 7,761,939 shares, has shared power to dispose of all shares held by it, has sole power to vote none of such shares and has shared power to vote 6,276,606 of such shares. The TCW Group, Inc. is a parent holding company with subsidiaries including the Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company. The TCW Business Unit is primarily engaged in the provision of investment management services.

(4)	According to a Schedule 13G filed with the SEC on February 17, 2009 by Wellington Management Company, LLP. Wellington Management Company, LLP is deemed to be the beneficial owner of 5,377,369 shares, has shared power to dispose or direct the disposition of 5,377,369 shares held by it and has shared power to vote or direct the vote of 2,350,449 shares held by it.

(5)	Includes 70,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 6,668 shares of common stock and 5,000 unvested shares of restricted common stock held by Mr. Fedida.

(6)	Includes 60,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 3,334 shares of common stock and 5,000 unvested shares of restricted common stock held by Mr. Feldman and 1,000 shares of common stock held by Ercelle Feldman, the wife of Michel J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(7)	Includes 70,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 154,514 shares of common stock, and 5,000 unvested shares of restricted common stock held by Mr. Hummel.

(8)	Includes 21,700 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 6,668 shares of common stock and 5,000 unvested shares of restricted common stock held by Ms. Klema.

(9)	Includes 47,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 5,001 shares of common stock and 5,000 unvested shares of restricted common stock held by Mr. Michelson.

(10)	Includes 65,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 5,001 shares of common stock and 5,000 unvested shares of restricted common stock held by Mr. Taylor.

(11)	Includes 65,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 5,001 shares of common stock and 5,000 unvested shares of restricted common stock held by Mr. Turner.

(12)	Includes 70,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 4,334 shares of common stock and 5,000 unvested shares of restricted common stock held by Mr. Weiss.

(13)	Includes 31,800 shares of common stock subject to options exercisable within 60 days of March 20, 2009, and 153,003 unvested shares of restricted common stock held by Mr. Bisaro.

(14)	Includes 33,966 unvested shares of restricted common stock held by Mr. Durand.

(15)	Includes 30,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 14,819 shares of common stock and 47,470 unvested shares of restricted common stock held by Mr. Russillo.

(16)	Includes 124,600 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 3,509 shares of common stock and 35,388 unvested shares of restricted common stock held by Mr. Buchen.

(17)	Includes 42,250 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 2,984 shares of common stock and 20,896 unvested shares of restricted common stock held by Mr. Heimers.

(18)	Dr. Hsia retired from his position as Senior Vice President, Scientific Affairs effective September 30, 2008. Information is based on his most recent Form 4 filed with the SEC on September 3, 2008 and the records of the company. Includes 5,000 shares of common stock subject to options exercisable within 60 days of March 20, 2009, 89,212 shares of common stock held by Dr. Hsia, 642,085 shares of common stock held by the Hsia Family Trust, of which Dr. Hsia is a beneficial owner, 954,218 shares of common stock held by Hsia Interests, Ltd., of which Dr. Hsia is a general partner, and 40,000 shares of common stock held by another trust shown on Dr. Hsia’s most recent Form 4.

(19)	Includes 1,187,347 shares of common stock subject to options exercisable within 60 days of March 20, 2009 and 535,458 unvested shares of restricted common stock held by for all executive officers and directors as a group.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

The firm of PricewaterhouseCoopers LLP has audited our books and records since our inception and the Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP to audit our accounts for the fiscal year ending December 31, 2009. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or our affiliates.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders entitled to vote at the Meeting for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Required Vote

In order to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the affirmative vote of a majority of the stock voting in person or by proxy on this proposal is required. Abstentions, which do not represent voting power, will have no effect on this proposal. The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, broker non-votes will not result from this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, in fiscal years 2008 and 2007 were as follows:

Services	2008	2007

Audit Fees	$2,246,700	$2,461,800
Audit-Related Fees	6,000	94,700

Total Audit and Audit-Related Fees	2,252,700	2,556,500
Tax Fees	1,020,700	720,300
All Other Fees	3,000	3,000

Total Fees	$3,276,400	$3,279,800

Audit Fees

Audit Fees include professional services rendered in connection with the annual audits of our financial statements and internal control over financial reporting, the review of the financial statements included in our Form 10-Qs covering quarterly periods during the related year and for Sarbanes-Oxley advisory time. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with SEC registration statements or other documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include accounting consultations and review procedures related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees

Tax Fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain acquisitions and other tax advice and tax planning services. Tax Fees in 2008 include $358,300 and in 2007 include $157,600 for services provided in connection with IRS investigations.

All Other Fees

All Other Fees in 2008 and 2007 include subscription fees for an accounting and auditing research reference tool.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2008. The Audit Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to periodically report to the full Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee before engaging PricewaterhouseCoopers LLP for such services.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of:

•	the integrity of Watson’s financial statements;

•	Watson’s compliance with legal and regulatory requirements;

•	the outside auditor’s qualifications and independence; and

•	the performance of Watson’s internal audit function and of its independent registered public accounting firm.

Additionally, the Audit Committee serves as an independent and objective party that:

•	monitors Watson’s financial reporting process and internal control systems;

•	retains, oversees and monitors the qualifications, independence and performance of Watson’s independent registered public accounting firm; and

•	provides an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee, and is available under the Investors section of our website at http://www.watson.com. The Audit Committee reviews the Audit Committee Charter annually prior to Watson’s Annual Stockholders’ Meeting and at such other times as deemed appropriate by the Audit Committee.

The Audit Committee schedules its meetings and implements procedures designed to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the Audit Committee Charter. To this end, the Audit Committee met each quarter, and six times in total, during 2008. In addition to the foregoing, the Audit Committee makes itself available to Watson and its internal and external auditors during the course of the year to discuss any issues believed by such parties to warrant the attention of the Audit Committee.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Watson’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In performing its oversight responsibilities in connection with Watson’s 2008 audit, the Audit Committee has:

•	reviewed and discussed Watson’s audited consolidated financial statements for fiscal 2008 with management and Watson’s independent registered public accounting firm, PricewaterhouseCoopers LLP;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP its independence from Watson and its management.

Based on the review and discussions above, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in Watson’s Annual Report on Form 10-K for the year ended December 31, 2008.

Fred G. Weiss, Chairman
Michel J. Feldman
Catherine M. Klema
Ronald R. Taylor

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock and our other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the 2008 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with and all filings were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Pursuant to our written Related Person Transaction Policies and Procedures, our legal department is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, our legal department assesses:

(i) the related person’s relationship to us;

(ii) the related person’s interest in the transaction;

(iii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(iv) the benefits to us of the proposed transaction;

(v) if applicable, the availability of other sources of comparable products or services; and

(vi) whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our legal department determines that the proposed transaction is a related person transaction, the proposed transaction is submitted to our Nominating and Corporation Governance Committee for consideration. The Nominating and Corporation Governance Committee may only approve or ratify those transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Nominating and Corporation Governance Committee determines in good faith.

As required under SEC rules, we disclose in our proxy statement any related person transactions determined to be directly or indirectly material to us or a related person. No reportable transactions occurred in 2008.

STOCKHOLDERS’ PROPOSALS FOR THE 2010 ANNUAL MEETING

We expect to hold the 2010 Annual Meeting of Stockholders on May 7, 2010. Under Rule 14a-8 of the Exchange Act, stockholder proposals to be included in the proxy statement for the 2010 Annual Meeting of Stockholders must be received by our Secretary at its principal executive offices no later than December 1, 2009 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our Bylaws provide that rather than including a proposal in our proxy statement as discussed above, a stockholder may commence his or her own proxy solicitation for the 2010 Annual Meeting of Stockholders or may seek to nominate a candidate for election as a director. Additionally, a stockholder may propose business for consideration at such meeting by delivering written notice to our Secretary at our principal executive offices not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, the stockholder must provide written notice to our Secretary no later than February 27, 2010 and no earlier than February 7, 2010 in order to provide timely notice. Such notice must contain information required in our Bylaws.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

By Order of the Board of Directors

David A. Buchen,
Secretary

Corona, California
March 31, 2009

ANNUAL MEETING OF STOCKHOLDERS OF
WATSON PHARMACEUTICALS, INC.
May 8, 2009

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report/Form 10K Wrap and Glossy Brochure are available at
www.proxyvote.com.

WATSON PHARMACEUTICALS, INC.
311 BONNIE CIRCLE
CORONA, CALIFORNIA 92880
PROXY-SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 2009
           The undersigned hereby appoints Paul M. Bisaro and David A. Buchen, or either of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2009 Annual meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on May 8, 2009, and any adjournments or postponements thereof, with respect to the following as designated on the reverse side.
           A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

WATSON PHARMACEUTICALS, INC. 311 BONNIE CIRCLE CORONA, CA 92880
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Watson Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Watson Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WATSN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WATSON PHARMACEUTICALS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
A VOTE “FOR” RONALD R. TAYLOR, ANDREW L. TURNER, AND JACK MICHELSON IS RECOMMENDED BY THE BOARD OF DIRECTORS. Vote on Directors		☐	☐	☐
1.	Election of the following nominees as Directors:
Nominees:

01) Ronald R. Taylor 02) Andrew L. Turner 03) Jack Michelson

Vote on Proposal
A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.		For	Against	Abstain

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

THIS PROXY IF PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. THE COMPANY’S DIRECTORS RECOMMEND A VOTE FOR MESSRS. TAYLOR, TURNER, AND MICHELSON AND FOR PROPOSAL 2. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR MESSRS. TAYLOR, TURNER AND MICHELSON FOR DIRECTOR AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date